Exhibit 10.2

Execution Version

INTERCREDITOR AGREEMENT

by and among

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Note Agent and Note Control Agent, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ABL Agent and ABL Control Agent

Dated as of March 18, 2022

i

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 18, 2022 by and among (i) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Note Agent”) for the Note Holders (as defined below) and in its capacity as Note Control Agent (as defined herein) for the Note Holders and the ABL Lenders (as defined below), and (ii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as administrative agent (together with its successors and assigns in such capacity, the “ABL Agent”) for the financial institutions party from time to time to the ABL Credit Agreement (as defined below) (such financial institutions, together with their successors, assigns and transferees, the “ABL Credit Agreement Lenders” and, together with affiliates thereof and certain other specified hedging parties, in each case in their capacity as ABL Bank Products Providers or ABL Hedge Providers (in each case, as hereinafter defined), the “ABL Lenders”) and in its capacity as ABL Control Agent (as defined herein) for the ABL Lenders and the Note Holders.  Reference is made to that certain Intercreditor Agreement, dated as of October 1, 2018 (the “Prior Intercreditor Agreement”) by and among the Company, the ABL Agent and U.S. Bank National Association (in its capacity as the Term Agent (as defined in the Prior Intercreditor Agreement)).  In connection with the issuance of the Notes, pursuant to that that certain payoff letter, dated on or about the date hereof, by and among the Term Agent and the Company, the Term Obligations (as defined in the Prior Intercreditor Agreement) are being prepaid in full (the “Payoff”).  The parties agree and acknowledge that, in connection with the Payoff and concurrently therewith this Agreement shall replace the Prior Intercreditor Agreement in its entirety.

RECITALS

A.Pursuant to that certain Credit Agreement, dated as of October 1, 2018, by and among Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and Sidewinder Drilling LLC, a Delaware limited liability company (formerly known as ICD Operating LLC, successor by merger to Patriot Saratoga Merger Sub, LLC) (collectively, the “Borrowers”), the ABL Credit Agreement Lenders and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Credit Agreement Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Borrowers, subject to the terms and conditions set forth therein.

B.As a condition to the initial funding and future extensions of credit under the ABL Credit Agreement and to secure the obligations of the Grantors under and in connection with the ABL Documents, the Grantors have granted to the ABL Agent (for the benefit of itself and the ABL Lenders) Liens on the Collateral.

C.Pursuant to that certain Indenture, dated as of the date hereof, by and among the Company, U.S. Bank as Trustee (in such capacity, the “Trustee”), the Note Agent and Sidewinder

Drilling LLC, a Delaware limited liability company as guarantor (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Indenture”), the Company is issuing certain senior secured floating rate PIK toggle notes (the “Notes”), subject to the terms and conditions set forth therein.

D.As a condition to the purchase of Notes by the initial Note Holders thereof and to secure the obligations of the Grantors under and in connection with the Note Documents, the Grantors have agreed to grant to the Note Agent (for the benefit of itself and the other Note Secured Parties) Liens on the Collateral.

E.Each of the ABL Agent (on behalf of itself and the other ABL Lenders), the ABL Control Agent, the Note Agent (on behalf of itself and the other Note Secured Parties), the Note Control Agent and, by their acknowledgment hereof, the Grantors, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1UCC Definitions.  The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2Other Definitions.  Subject to Section 1.1, unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement and the Indenture, in each case, as in effect on the date hereof and as amended, restated, replaced, Refinanced or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement.  In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the preamble to this Agreement and as used herein shall mean the “Agent” under the ABL Credit Agreement as the context requires.

“ABL Bank Products Providers” shall mean each “Bank Product Provider” as such term is defined in the ABL Credit Agreement.

“ABL Borrowing Base” shall mean the “Borrowing Base” as defined in the ABL Credit Agreement as in effect on the date hereof or as modified in accordance with the terms hereof.

“ABL Borrowing Base Certificate” shall mean the “Borrowing Base Certificate” as defined in the ABL Credit Agreement as in effect on the date hereof or as modified in accordance with the terms hereof.

“ABL Cap” shall mean (a) $44,000,000 plus (b) the amount of any unpaid accrued interest, paid in kind amounts, reasonable and customary premiums, reasonable fees or reasonable expenses that from time to time may be added to principal in connection with any Refinancing of the ABL Credit Agreement, plus (c) solely for purposes of calculating the ABL Cap in connection with an ABL DIP Financing under Section 6.1(a), an additional amount equal to $2,000,000, minus (d) the aggregate amount of permanent commitment reductions (including reductions pursuant to Section 4.1) under the ABL Credit Agreement (but excluding any such reduction made in connection with a Refinancing and excluding automatic commitment reductions or terminations arising from the commencement of any Insolvency Proceeding).

“ABL Cash Collateral” shall have the meaning set forth in Section 6.1(a).

“ABL Control Agent” shall have the meaning set forth in Section 3.2(a).

“ABL Control Collateral” shall mean any ABL Priority Collateral as to which a first priority Lien may be perfected through possession or control by the secured party or any agent therefor.

“ABL Credit Agreement” shall mean the ABL Credit Agreement (as defined in the recitals to this Agreement) and any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Agreement Lenders” shall have the meaning assigned to that term in the preamble to this Agreement.

“ABL Default Disposition” has the meaning set forth in Section 2.4(b)(i).

“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a).

“ABL Documents” shall mean (i) the ABL Credit Agreement, (ii) the ABL Security Documents, (iii) any Bank Product Agreements, (iv) any Specified Hedging Agreements and (v) any other “Loan Documents” as defined in any ABL Credit Agreement as in effect on the date hereof, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“ABL Excess Obligations” shall have the meaning set forth in the definition of ABL Priority Obligations.

“ABL Guaranty and Security Agreement” shall mean that certain Guaranty and Security Agreement, dated as of October 1, 2018 among the Grantors and the ABL Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“ABL Hedge Providers” shall mean each “Hedge Provider” as such term is defined in the ABL Credit Agreement.

“ABL Lenders” shall have the meaning assigned to that term in the preamble to this Agreement and shall include any swingline lenders and letter of credit issuers under the ABL Credit Agreement and all ABL Bank Products Providers and ABL Hedge Providers and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under the ABL Credit Agreement.

“ABL Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the ABL Agent, the ABL Lenders, ABL Bank Products Providers, ABL Hedge Providers or any of them, under any ABL Document, whether for principal, interest (including interest which, but for the commencement of a bankruptcy or any other Insolvency Proceeding with respect to such Grantor, would have accrued on any ABL Obligation, whether or not a claim is allowed or allowable against such Grantor for such interest in the related bankruptcy proceeding or other Insolvency Proceeding), reimbursement of amounts drawn under letters of credit, payments to ABL Hedge Providers for early termination of Hedging Agreements, fees, expenses, costs, charges, indemnification or otherwise (including any fees, expenses or other amounts which, but for the commencement of a bankruptcy or other Insolvency Proceeding with respect to such Grantor, would have accrued, whether or not a claim is allowed or allowable against such Grantor for such amounts in the related bankruptcy proceeding or other Insolvency Proceeding), and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with or as permitted by the terms hereof.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(a)all Accounts (and including for this purpose all amounts payable for the lease or rental by Borrowers of Equipment or Inventory and all amounts payable by the issuer or processor thereof in connection with the use of a credit card, debit card or similar instrument, whether deemed to be an Account or a Payment Intangible), other than Accounts which constitute Accounts arising under contracts for the sale of, or any identifiable Proceeds of, Note Priority Collateral;

(b)all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), other than Chattel Paper which constitutes identifiable Proceeds of Note Priority Collateral;

(c)(i) all Deposit Accounts (other than Note Priority Accounts) and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (ii) all Securities Accounts (other than Note Priority Accounts), Security Entitlements and Securities (other than Security Entitlements and Securities constituting or evidencing Pledged Shares, whether or not held in a Securities Account), and, in each case, all cash, checks and other property held therein or credited thereto; provided that to the extent that identifiable Proceeds of Note Priority Collateral, including, without limitation, identifiable Proceeds from the sale or other disposition of Note Priority Collateral, are deposited in any such Deposit Accounts or Securities Accounts, such identifiable Proceeds shall be treated as Note Priority Collateral;

(d)to the extent evidencing, governing, securing or otherwise relating to any of the items referred to in the preceding clauses (a) through (c), all Documents, General Intangibles, Instruments, Investment Property, letters of credit, Commercial Tort Claims, Supporting Obligations and Letter-of-Credit Rights; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise relate to any Note Priority Collateral, only that portion that evidences, governs, secures or relates to ABL Priority Collateral shall constitute ABL Priority Collateral;

(e)all books, Records and Documents relating to the items referred to in the preceding clauses (a) through (d) (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (d));

(f)all Proceeds and products of any or all of the items referred to in the preceding clauses (a) through (e) in whatever form received, including Proceeds of insurance (other than business interruption insurance) on any or all of the items referred to in the preceding clauses (a) through (e) and claims against third parties; and

(g)50% of the Proceeds of business interruption insurance;

provided, however, that ABL Priority Collateral shall not include (i) Intellectual Property and (ii) the Pledged Shares.

For the avoidance of doubt, ABL Priority Collateral will include the foregoing assets that would constitute ABL Priority Collateral but for the application of Section 552 of the Bankruptcy Code.

“ABL Priority Obligations” shall mean the sum of all ABL Obligations; provided that ABL Priority Obligations shall not at any time include (a) the sum of (such excluded ABL Obligations under this clause (a), together with such excluded obligations under clause (b) below, any interest earned thereon and any fees, premiums, costs or expenses attributable thereto pursuant to the ABL Documents, the “ABL Excess Obligations”): (i) the portion of the principal amount of the loans outstanding under the ABL Credit Agreement plus (ii) the undrawn amount of all outstanding letters of credit issued pursuant to the ABL Credit Agreement plus (iii) the unreimbursed amount of all draws under such letters of credit that, in the aggregate for amounts described in clauses (i), (ii) and (iii), exceeds the ABL Cap, (b) Bank Product Obligations in excess of $11,000,000; (c) Specified Hedging Obligations under any Specified Hedging Agreement, entered into (i) for any purpose other than to manage existing or anticipated interest rate, exchange rate or commodity pricing risk or (ii) for speculative purposes and (d) commencing upon the occurrence of the ABL Trigger Date (if any), Ineligible Overadvances and any interest, fees or reimbursement obligations accrued on or with respect to Ineligible Overadvances; provided further that (x) any Enforcement Expenses incurred by any ABL Secured Party shall constitute ABL Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the ABL Documents and (y) any interest earned on ABL Priority Obligations and any fees, premiums, costs or expenses attributable thereto shall constitute ABL Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the ABL Documents or are allowed or allowable in any Insolvency Proceeding with respect to any Grantor.

“ABL Priority Standstill Period” shall have the meaning set forth in Section 2.3(a).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall mean the ABL Agent, the ABL Control Agent, the ABL Lenders and the other “Secured Parties” (as such term is defined in the ABL Credit Agreement).

“ABL Security Documents” shall mean the ABL Guaranty and Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered by any Grantor, any of its Subsidiaries and/or Affiliates pursuant to the ABL Credit Agreement or the ABL Guaranty and Security Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“ABL Trigger Date” shall mean the date, if any, on which Wells Fargo or any of its Affiliates ceases to be the ABL Agent or an ABL Credit Agreement Lender.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” shall mean individually the ABL Agent or the Note Agent and collectively shall mean each of the ABL Agent and the Note Agent.

“Agreement” shall have the meaning assigned to that term in the preamble to this Agreement.

“Bank Product” shall mean a “Bank Product” as such term is defined in the ABL Credit Agreement.

“Bank Product Agreements” shall mean each “Bank Product Provider Agreement” as such term is defined in the ABL Credit Agreement.

“Bank Product Obligations” shall mean the “Bank Product Obligations” as such term is defined in the ABL Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Borrower” or “Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement, and, in the case of the ABL Credit Agreement, any party thereto as a “Borrower” on or after the date hereof.

“Business Day” shall mean any day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or in the state of the applicable Agent are authorized or required by law or other governmental action to close.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Collateral” shall mean any and all assets, whether real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Note Agent under any of the ABL Security Documents or the Note Security Documents, together with all Proceeds thereof.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agents” shall mean each of the ABL Control Agent and the Note Control Agent.

“Control Collateral” shall mean the ABL Control Collateral and the Note Control Collateral.

“Copyright License” shall mean any written agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in any schedule to any copyright security agreement.

“Copyrights” shall mean all the following: (a) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in any schedule to any copyright security agreement, (b) all renewals of any of the foregoing, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Discharge of ABL Priority Obligations” shall mean, except to the extent provided for in Section 5.2(d) (and subject to Section 5.3):

(a)the payment in full in cash of all outstanding ABL Priority Obligations (other than (x) ABL Priority Obligations referred to in clauses (c) and (d) below and (y) contingent obligations or contingent indemnification obligations, which are addressed in clause (e) below);

(b)termination or expiration of all commitments, if any, to extend credit under the ABL Documents;

(c)with respect to outstanding letters of credit issued under the ABL Documents constituting ABL Priority Obligations, (i) cash collateral at 105% of the undrawn amount thereof or (ii) other arrangements that are reasonably satisfactory to the ABL Secured Party that issued such letter of credit (so long as such other arrangements don’t include cash collateral in excess of 105% of the undrawn amount thereof) but excluding any contingent obligations for which a claim has not yet been made;

(d)with respect to obligations under Bank Product Agreements or Specified Hedging Agreements constituting ABL Priority Obligations, in the discretion of the applicable ABL Secured Party, (i) cash collateralization of such obligations in an amount reasonably determined by the applicable ABL Secured Party to be equal to the potential amount of such obligations, or (ii) at the option of the ABL Secured Party with respect to such obligations, termination of the applicable Bank Product Agreements or Specified Hedging Agreements and making of all payments pursuant thereto, as applicable; and

(e)cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Priority Obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing, in each case in writing, under any ABL Documents (in an amount reasonably determined by the applicable ABL Secured Party).

“Discharge of Note Priority Obligations” shall mean, except to the extent provided for in Section 5.2(d) (and subject to Section 5.3):

(a)the payment in full in cash of all outstanding Note Priority Obligations (other than contingent obligations or contingent indemnification obligations, which are addressed in clause (c) below);

(b)termination or expiration of all commitments, if any, to extend credit under the Note Documents; and

(c)cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Note Obligations not yet due and payable but with respect to which a claim has been threatened or asserted, in each case in writing, under any Note Documents (in an amount reasonably determined by the applicable Note Secured Party).

“Disposition” shall mean the sale, transfer, license, lease or other disposition of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Enforcement Expenses” shall mean all costs, expenses or fees (including fees incurred by any Agent or any attorneys, appraisers, collection agents or other agents or consultants retained by such Agent) that any Agent or any other Secured Party (in the case of any other Secured Party, to the extent such costs, expenses or fees are reimbursable under the terms of the ABL Credit Agreement or the Indenture, as applicable) may suffer or incur after the occurrence and during the continuance of an Event of Default on account or in connection with (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral, (b) the settlement or satisfaction of any prior Lien or other encumbrance upon any Collateral, (c) a “workout” or a restructuring concerning any Grantor or (d) the enforcement of any of the ABL Documents or any of the Note Documents, as the case may be.

“Enforcement Notice” shall mean (i) a written notice delivered by the ABL Agent to the Note Agent notifying the Note Agent that the ABL Obligations have been accelerated or, so long as an Event of Default has occurred and is continuing, that the ABL Agent intends to Exercise Any Secured Creditor Remedies or (ii) a written notice by the Note Agent to the ABL Agent that the Note Obligations have been accelerated or, so long as an Event of Default has occurred and is continuing, that the Note Agent intends to Exercise Any Secured Creditor Remedies.

“Event of Default” shall mean an event or condition that permits (if applicable, after the giving of any notice, the passage of time, or both), or automatically results in, acceleration of the ABL Obligations or the Note Obligations under and in accordance with the ABL Credit Agreement or the Indenture (as the context requires and, in each case, as in effect as of the date hereof or as amended supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof).

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b)the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Loan Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain or transfer any of the Collateral in satisfaction of a Lien, including by exercise of right of set-off;

(c)the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)the appointment, on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)the sale, lease, license, or other Disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law (including the pursuit of ABL Default Dispositions or Note Default Dispositions, as applicable, by any Grantor after the occurrence and during the continuation of an Event of Default);

(f)the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

(g)the exercise by a Secured Party of any voting rights relating to any Pledged Shares; and

(h)instituting any action or proceeding to effect any of the foregoing.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing in bankruptcy court of a proof of claim or a motion seeking adequate protection to the extent permitted herein, (ii) upon the occurrence of a Triggering Event, the notification (and the enforcement of any notification) of account debtors, depository institutions or any other Person to deliver Proceeds of ABL Priority Collateral to the ABL Agent (unless and until the ABL Lenders do not, after receiving a request from Borrowers, make extensions of credit under the ABL Credit Agreement for a period of ten (10) consecutive Business Days at any time that there is borrowing base availability under the ABL Credit Agreement, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other Disposition by any Grantor of any of its assets or properties at any time other than an ABL Default Disposition or a Note Default Disposition, (iv) the acceleration of all or any portion of the ABL Obligations or the Note Obligations, (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, (vi) the imposition of reserves or change in eligibility standards or criteria by the ABL Agent, or (vii) the imposition of the default rate of interest in respect of any or all of the ABL Obligations or the Note Obligations.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of ABL Agent to realize upon all or a material portion of the ABL Priority Collateral or the ability of the Note Agent to realize upon all or a material portion of the Note Priority Collateral, as the case may be, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the Uniform Commercial Code including, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” means the Borrowers and each other Person that has executed and delivered, or may from time to time hereafter execute and deliver, an ABL Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof) and as a result thereof shall be deemed to be bound by the provisions of this Agreement as a Grantor.

“Hedging Agreement” shall mean a “Hedge Agreement” as such term is defined in the ABL Credit Agreement as in effect on the date hereof (or any substantially similar term used in any Refinancing).

“Inadvertent Overadvance” shall mean the funding of any loan or advance under the ABL Credit Agreement or the issuance, renewal or amendment of a letter of credit which did not result in an Overadvance when made, issued or incurred based upon the most recent ABL Borrowing Base Certificate delivered to the ABL Agent prior to such funding or issuance, renewal or amendment but which has become an Overadvance.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Indenture as in effect on the date hereof.

“Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Ineligible Overadvance” shall mean the principal amount of revolving loans funded pursuant to the ABL Credit Agreement with actual knowledge that such amounts when funded would exceed the ABL Borrowing Base (based upon the most recent ABL Borrowing Base Certificate delivered at the time such revolving loan was made) in an amount more than an amount equal to ten percent (10%) of the ABL Borrowing Base as of such date of determination, provided, that, Ineligible Overadvances shall exclude (i) all Inadvertent Overadvances and (ii) all amounts included under clause (d) of the definition of ABL Cap.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b), undertaken under United States Federal or State or foreign law, including the Bankruptcy Code, and (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

“Intellectual Property” shall mean, with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

“Lender(s)” shall mean individually, any ABL Lender or any Note Holder and collectively shall mean all of the ABL Lenders and the Note Holders.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Financing Lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) a “Lien” under and as defined in the ABL Credit Agreement or the Indenture as in effect on the date hereof.

“Lien Priority” shall mean with respect to any Lien of the ABL Agent, the ABL Lenders and the Note Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Documents” shall mean the ABL Documents and the Note Documents.

“Note Agent” shall have the meaning assigned to that term in the preamble to this Agreement and as used herein shall mean the “Collateral Agent” under the Indenture as the context requires.

“Note Cap” shall mean (a) the sum of (i) $165,000,000, (ii) the aggregate amount of any PIK Interest (as defined in the Indenture) in respect of any Notes, (iii) solely for purposes of calculating the Note Cap in connection with a Note DIP Financing under Section 6.1(b), $7,250,000, and (iv)without duplication of clause of any amounts included pursuant to clause (ii) above, the amount of any unpaid accrued interest, paid in kind amounts, reasonable and customary premiums, reasonable fees or reasonable expenses that from time to time may be added to principal in connection with any Refinancing of the Notes minus (b) the aggregate principal amount of repayments or prepayments of Indebtedness following the date hereof under the Notes, other than any such reduction, repayment or prepayment made in connection with a Refinancing.

“Note Cash Collateral” shall have the meaning set forth in Section 6.1(b).

“Note Collateral” shall mean any Collateral in or upon which a Lien is granted or purported to be granted to the Note Agent under any of the Note Security Documents.

“Note Control Agent” shall have the meaning set forth in Section 3.2(b).

“Note Control Collateral” shall mean any Note Priority Collateral (including without limitation any Certificated Security) as to which a first priority Lien may be perfected through possession or control by the secured party or any agent therefor.

“Note Default Disposition” has the meaning set forth in Section 2.4(b)(ii).

“Note DIP Financing” shall have the meaning set forth in Section 6.1(b).

“Note Documents” shall mean (i) the Indenture, (ii) the Note Security Documents and (iii) any other “Note Documents” as defined in the Indenture as in effect on the date hereof, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“Note Excess Obligations” shall have the meaning set forth in the definition of Note Priority Obligations.

“Note Holders” shall have the meaning assigned to “Holder” as defined in the Indenture as in effect on the date hereof or as modified in accordance with the terms hereof.

“Note Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the Note Secured Parties or any of them, under any Note Document, whether for principal, interest (including interest which, but for the commencement of a bankruptcy or any other Insolvency Proceeding with respect to such Grantor, would have accrued on any Note Obligation, whether or not a claim is allowed or allowable against such Grantor for such interest in the related bankruptcy proceeding or other Insolvency Proceeding), fees, expenses, costs, charges, indemnification or otherwise (including any fees, expenses or other amounts which, but for the commencement of a bankruptcy or other Insolvency Proceeding with respect to such Grantor, would have accrued, whether or not a claim is allowed or allowable against such Grantor for such amounts in the related bankruptcy proceeding or other Insolvency Proceeding) and all other amounts owing or due under the terms of the Note Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with or as permitted by the terms hereof.

“Note Priority Accounts” shall mean any Deposit Accounts or Securities Accounts that are intended to solely contain identifiable Proceeds of the Note Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not identifiable Proceeds of Note Priority Collateral shall not be Note Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).

“Note Priority Collateral” shall mean all Collateral other than ABL Priority Collateral, including, for the avoidance of doubt and without limitation, (a) Intellectual Property, (b) Pledged Shares, (c) 50% of the Proceeds of business interruption insurance and (d) all Equipment, and specifically excluding, for the avoidance of doubt, all amounts payable for the lease or rental by Borrowers of Equipment or Inventory.  For the avoidance of doubt, Note Priority Collateral will include the foregoing assets that would constitute Note Priority Collateral but for the application of Section 552 of the Bankruptcy Code.

“Note Priority Obligations” shall mean the sum of all Note Obligations; provided that Note Priority Obligations shall not at any time include the portion of the principal amount of Note Obligations in excess of the Note Cap (such excluded Note Obligations, together with any interest earned thereon and any fees, premiums, costs or expenses attributable thereto pursuant to the Note Documents, the “Note Excess Obligations”); provided, further, that (x) any Enforcement Expenses incurred by any Note Secured Party shall constitute Note Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the Note Documents and (y) any interest earned on Note Priority Obligations and any fees, premiums, costs or expenses attributable thereto shall constitute Note Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the Note Documents or are allowed or allowable in any Insolvency Proceeding with respect to any Grantor.

“Note Priority Standstill Period” shall have the meaning set forth in Section 2.3(c).

“Note Purchase Event” shall have the meaning set forth in Section 5.4(a).

“Note Recovery” shall have the meaning set forth in Section 5.3(b).

“Note Secured Parties” shall mean the Note Agent, the Trustee and each Note Holder.

“Note Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, required to be entered into under the Subscription Agreements (as defined in the Indenture) and the Indenture, among the Grantors and the Note Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“Note Security Documents” shall mean the Note Security Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered by any Grantor, any of its Subsidiaries and/or Affiliates pursuant to the Indenture or the Note Security Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with or as permitted by the terms hereof.

“Overadvance” shall mean, as of any date of determination, the amount by which (a) the aggregate outstanding principal amount of loans and letter of credit obligations made, issued or incurred pursuant to the ABL Documents as of such date exceeds (b) the ABL Borrowing Base as most recently reported on an ABL Borrowing Base Certificate delivered to ABL Agent pursuant to the ABL Credit Agreement.

“Party” shall mean the ABL Agent, the Note Agent, the ABL Control Agent or the Note Control Agent, as applicable, and “Parties” shall mean the ABL Agent, the Note Agent, the ABL Control Agent and the Note Control Agent.

“Patent License” shall mean any written agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in any schedule to any patent security agreement.

“Patents” shall mean (a) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in any schedule to any patent security agreement, (b) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Payment in Full of ABL Obligations” shall mean, except to the extent provided for in Section 5.2(d) (and subject to Section 5.3):

(a)the payment in full in cash of all outstanding ABL Obligations (other than (x) ABL Obligations referred to in clauses (c) and (d) below and (y) contingent obligations or contingent indemnification obligations, which are addressed in clause (e) below);

(b)termination or expiration of all commitments, if any, to extend credit under the ABL Documents;

(c)with respect to outstanding letters of credit issued under the ABL Documents constituting ABL Obligations, (i) cash collateral at 105% of the undrawn amount thereof in the case of letters of credit denominated in Dollars or (ii) other arrangements that are reasonably satisfactory to the ABL Secured Party that issued such letter of credit but excluding any contingent obligations for which a claim has not yet been made;

(d)with respect to obligations under Bank Product Agreements or Specified Hedging Agreements, in the discretion of the applicable ABL Secured Party, (i) cash collateralization of such obligations in an amount reasonably determined by the applicable ABL Secured Party to be equal to the potential amount of such obligations, or (ii) at the option of the ABL Secured Party with respect to such obligations, termination of the applicable Bank Product Agreements or Specified Hedging Agreements and making of all payments pursuant thereto, as applicable; and

(e)cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted, in each case in writing, under any ABL Documents (in an amount reasonably determined by the applicable ABL Secured Party).

“Payment in Full of Note Obligations” shall mean, except to the extent provided for in Section 5.2(d) (and subject to Section 5.3):

(a)the payment in full in cash of all outstanding Note Obligations (other than contingent obligations or contingent indemnification obligations, which are addressed in clause (c) below);

(b)termination or expiration of all commitments, if any, to extend credit under the Note Documents; and

(c)cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Note Obligations not yet due and payable but with respect to which a claim has been threatened or asserted, in each case in writing, under any Note Documents (in an amount reasonably determined by the applicable Note Secured Party).

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or debt restructuring plan proposed in or in connection with any Insolvency Proceeding under the Bankruptcy Code or any other Debtor Relief Laws.

“Pledged Shares” shall mean any Capital Stock of, or other equity interests in, any Grantor or any Subsidiary thereof, to the extent, in each case, constituting part of the Collateral.

“Priority Collateral” shall mean the ABL Priority Collateral or the Note Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchasing Note Secured Parties” shall have the meaning set forth in Section 5.4(a).

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.

“Refinance” or “refinance” shall mean, in respect of any of Indebtedness, to refinance, replace, refund or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such Indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated.  “Refinanced” or “refinanced” and “Refinancing” or “refinancing” shall have correlative meanings.

“Replacement Lien” shall have the meaning set forth in Section 6.1(a)(vii).

“Secured Parties” shall mean the ABL Secured Parties and the Note Secured Parties.

“Specified Hedging Agreement” shall means a Hedging Agreement entered into from time to time by any Grantor or any Subsidiary of a Grantor with an ABL Hedge Provider.

“Specified Hedging Obligations” shall mean obligations of any Grantor under any Specified Hedging Agreement.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Trade Secrets” shall mean with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign trade secrets, including know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark License” shall mean any written agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in any schedule to any trademark security agreement.

“Trademarks” shall mean: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in any schedule to any trademark security agreement, (d) all renewals of any of the foregoing, (e) all claims, for, and rights to sue for, past or future infringements of any of the foregoing and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Triggering Event” means the occurrence and continuance of cash dominion during the existence of a Cash Dominion Event (as defined in the ABL Guaranty and Security Agreement).

“Trustee” shall have the meaning assigned to that term in the recitals of this Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the

State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“U.S. Bank” shall have the meaning assigned to that term in the preamble of this Agreement.

“Use Period” shall mean, with respect to any Note Priority Collateral as to which the Note Agent has acquired control or possession or which the Note Agent has sold to a third party through the exercise of remedies under the Note Documents or otherwise, the period commencing on the date that the Note Agent or any other Note Secured Party (or their representatives) shall have acquired control or possession of such Note Priority Collateral or shall have sold such Note Priority Collateral to a third party through the exercise of remedies under the Note Documents or otherwise and shall continue for a period of 120 days from the date on which the Note Agent has either notified the ABL Agent that the Note Agent has acquired possession or control of such Note Priority Collateral or has sold such Note Priority Collateral to a third party; provided, that the Use Period with respect to any Intellectual Property shall continue until the sale or Disposition of substantially all of the ABL Priority Collateral.  If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any Grantor (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, or any ABL Secured Party is otherwise prohibited by law from conducting any Exercise of Secured Creditor Remedies, the 120-day Use Period shall be tolled for so long as any ABL Secured Party is prohibited from conducting any Exercise of Secured Creditor Remedies, and the Use Period shall be so extended.

“Wells Fargo” shall have the meaning assigned to that term in the preamble of this Agreement.

Section 1.3Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified.  Unless otherwise specified herein, any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth herein).  Unless otherwise specified herein, any cross-reference in this Agreement to any definition, Article or Section of the ABL Credit Agreement or the Indenture shall mean such definition, Article of Section as of the date hereof and any equivalent section of the ABL Credit Agreement or the Indenture, as applicable, as amended, restated, replaced, Refinanced or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any definition of, or reference to, ABL Priority Collateral or Note Priority Collateral herein shall not be construed as referring to amounts recovered by a Grantor, as a debtor in possession, or a trustee for the estate of a Grantor under Section 506(c) of the Bankruptcy Code (it being understood, for the avoidance of doubt, that the Parties are subject to restrictions on asserting or enforcing claims against Collateral under Section 506(c) pursuant to Section 6.3).  Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1Priority of Liens.

(a)Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of, or any defect or deficiencies in, or failure to perfect, any Liens granted or purportedly granted to the ABL Agent or the ABL Lenders in respect of all or any portion of the Collateral or of any Liens granted or purportedly granted to the Note Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Note Agent (or ABL Lenders or Note Holders) in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of the ABL Documents or the Note Documents, or (iv) whether the ABL Agent or the Note Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, the ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, hereby agree that:

(i)any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Note Agent or any Note Secured Party that secures or purportedly secures all or any portion of the Note Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Lenders in the ABL Priority Collateral to secure all or any portion of the ABL Priority Obligations;

(ii)any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures or purportedly secures all or any portion of the ABL Priority Obligations shall in all respects be senior and prior to all Liens granted to the Note Agent or any Note Secured Party in the ABL Priority Collateral to secure all or any portion of the Note Obligations;

(iii)any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures or purportedly secures all or any portion of the ABL Excess Obligations shall in all respects be (i) junior and subordinate to all Liens granted to the Note Agent or any Note Secured Party in the ABL Priority

Collateral to secure the Note Priority Obligations and (ii) senior and prior to all Liens granted to the Note Agent or any Note Secured Party in the ABL Priority Collateral to secure all or any portion of the Note Excess Obligations;

(iv)any Lien in respect of all or any portion of the Note Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Lender that secures or purportedly secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Note Agent and the other Note Secured Parties in the Note Priority Collateral to secure all or any portion of the Note Priority Obligations;

(v)any Lien in respect of all or any portion of the Note Priority Collateral now or hereafter held by or on behalf of the Note Agent or any Note Secured Party that secures or purportedly secures all or any portion of the Note Priority Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Note Priority Collateral to secure all or any portion of the ABL Obligations; and,

(vi)any Lien in respect of all or any portion of the Note Priority Collateral now or hereafter held by or on behalf of the Note Agent or any Note Secured Party that secures or purportedly secures all or any portion of the Note Excess Obligations shall in all respects be (i) junior and subordinate to all Liens granted to the ABL Agent or any ABL Lender in the Note Priority Collateral to secure the ABL Priority Obligations and (ii) senior and prior to all Liens granted to the ABL Agent or any ABL Lender in the Note Priority Collateral to secure all or any portion of the ABL Excess Obligations.

(b)The Note Agent, for and on behalf of itself and the other Note Secured Parties, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Lenders, has been granted (or offered) Liens upon all of the Collateral in which the Note Agent has been granted Liens and the Note Agent hereby consents to the Liens of the ABL Agent on such Collateral.  The ABL Agent, for and on behalf of itself and the ABL Lenders, acknowledges and agrees that, concurrently herewith, the Note Agent, for the benefit of itself and the other Note Secured Parties, has been granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents to the Liens of the Note Agent on such Collateral.  The subordination of Liens by the Note Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Note Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person, except as expressly provided in Article 6 hereof.

Section 2.2Waiver of Right to Contest Liens and Obligations.

(a)The Note Agent, for and on behalf of itself and the Note Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the extent, validity, priority, enforceability, non-avoidability or perfection of the Liens of the ABL Agent and the ABL Lenders in respect of the Collateral, the ABL Obligations or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement, the Note Agent, for and on behalf of itself and the other Note Secured Parties, agrees that none of the Note Agent or the Note Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Lender under the ABL Documents with respect to the ABL Priority Collateral.  Except to the extent expressly set forth in this Agreement, the Note Agent, for and on behalf of itself and the other Note Secured Parties, hereby waives any and all rights it or the Note Secured Parties may have as a junior lien creditor to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral.  The foregoing shall not be construed to prohibit the Note Agent from enforcing the provisions of this Agreement, including with respect to the relative priority of the parties hereto.

(b)The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the extent, validity, priority, enforceability, non-avoidability or perfection of the Liens of the Note Agent or the other Note Secured Parties in respect of the Collateral, the Note Obligations or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, agrees that none of the ABL Agent or the ABL Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Note Agent or any Note Secured Parties under the Note Documents with respect to the Note Priority Collateral.  Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Lenders, hereby waives any and all rights it or the ABL Lenders may have as a junior lien creditor to contest, protest, object to, or interfere with the manner in which the Note Agent or any Note Secured Party seeks to enforce its Liens in any Note Priority Collateral.  The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement, including with respect to the relative priority of the parties hereto.

Section 2.3Remedies Standstill.

(a)The Note Agent, on behalf of itself and the other Note Secured Parties, agrees that, from (i) the date hereof until the date upon which the Discharge of ABL Priority Obligations shall have occurred and (ii) the date upon which the Discharge of Note Priority Obligations shall have occurred until the date upon which the Payment in Full of ABL Obligations shall have occurred, neither the Note Agent nor any of the Note Secured Parties will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent; provided, however, that upon the occurrence of an Event of Default under and as defined in the Indenture and for so long as such Event of Default is continuing, the Note Agent may Exercise Any Secured Creditor Remedies with respect to the ABL Priority Collateral after a period of one hundred twenty (120) days has elapsed since the date on which the ABL Agent receives an Enforcement Notice from the Note Agent (the “ABL Priority Standstill Period”) (it being understood that, if at any time after the delivery by the Note Agent of the Enforcement Notice that commences an ABL Priority Standstill Period, no Event of Default under the Note Documents is continuing, the Note Agent may not Exercise Any Secured Creditor Remedies until the passage of a new ABL Priority Standstill Period commenced by a new Enforcement Notice relative to the occurrence of a new Event of Default under the Note Documents); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Note Agent or any Note Secured Party Exercise Any Secured Creditor Remedies with respect to the ABL Priority

Collateral if, notwithstanding the expiration of the ABL Priority Standstill Period, the ABL Agent or ABL Lenders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Note Agent).

(b)From and after the date upon which the Discharge of ABL Priority Obligations shall have occurred until the date on which the Discharge of Note Priority Obligations shall have occurred and from and after the date on which the Payment in Full of ABL Obligations shall have occurred, the Note Agent may Exercise Any Secured Creditor Remedies under the Note Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Note Agent is at all times subject to the provisions of this Agreement, including Section 4.1.

(c)The ABL Agent, on behalf of itself and the ABL Lenders, agrees that, from (i) the date hereof until the date upon which the Discharge of Note Priority Obligations shall have occurred and (ii) the date upon which the Discharge of ABL Priority Obligations shall have occurred until the date upon which the Payment in Full of Note Obligations shall have occurred, neither the ABL Agent nor any ABL Lender will Exercise Any Secured Creditor Remedies with respect to any of the Note Priority Collateral without the written consent of the Note Agent; provided, however, that upon the occurrence of an Event of Default under and as defined in the ABL Credit Agreement and for so long as such Event of Default is continuing, the ABL Agent may Exercise Any Secured Creditor Remedies with respect to the Note Priority Collateral after the passage of a period of one hundred twenty (120) days has elapsed since the date on which the Note Agent receives an Enforcement Notice from the ABL Agent (the “Note Priority Standstill Period”) (it being understood that, if at any time after the delivery by the ABL Agent of the Enforcement Notice that commences a Note Priority Standstill Period, no Event of Default under the ABL Documents is continuing, the ABL Agent may not Exercise Any Secured Creditor Remedies until the passage of a new Note Priority Standstill Period commenced by a new Enforcement Notice relative to the occurrence of a new Event of Default under the ABL Documents); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Agent or any ABL Lender Exercise Any Secured Creditor Remedies with respect to the Note Priority Collateral if, notwithstanding the expiration of the Note Priority Standstill Period, the Note Agent or the other Note Secured Parties shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to substantially all or any material portion of the Note Priority Collateral (prompt notice of such exercise to be given to the ABL Agent).

(d)From and after the date upon which the Discharge of Note Priority Obligations shall have occurred until the date on which the Discharge of ABL Priority Obligations shall have occurred and from and after the date on which the Payment in Full of Note Obligations shall have occurred, the ABL Agent may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Note Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent is at all times subject to the provisions of this Agreement, including Section 4.1.

(e)Notwithstanding the provisions of Section 2.3(a), Section 2.3(b), Section 2.3(c), Section 2.3(d), or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Lender from (i) filing a claim or statement of interest with respect to the ABL Obligations or Note Obligations, as applicable, owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority or perfection status of the Liens of any other Agent or other Lenders on the Collateral in which such other Agent or other Lender has a priority Lien or the rights of the other Agent or any of the other Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral and including joining in (but not initiating, controlling, hindering, delaying or otherwise interfering with) any foreclosure, sale or other judicial lien enforcement proceeding with respect to the Collateral initiated by such other Agent or other Lender having a priority Lien in such Collateral, (iii) filing any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Lender or otherwise make any agreements or file any motions pertaining to the ABL Obligations or Note Obligations, as applicable, owing to it, in each case, to the extent not inconsistent with the terms of this Agreement, (iv) bidding for and purchasing Collateral at any private or judicial foreclosure sale of such Collateral (provided that (1) at any private, judicial, foreclosure or other sale or disposition of ABL Priority Collateral, a bid by any Note Secured Party may not include a credit bid on account of any Note Obligations unless (X) any such credit bid submitted on account of Note Priority Obligations results in the Discharge of ABL Priority Obligations and (Y) any such credit bid submitted on account of Note Excess Obligations results in the Payment in Full of ABL Obligations, (2) at any private, judicial, foreclosure or other sale or disposition of Note Priority Collateral, a bid by any ABL Secured Party may not include a credit bid on account of any ABL Obligations unless (X) any such credit bid submitted on account of ABL Priority Obligations results in the Discharge of Note Priority Obligations and (Y) any such credit bid submitted on account of ABL Excess Obligations results in the Payment in Full of Note Obligations, and (3) any credit bid is otherwise subject to the limitations on credit bidding set forth in Section 6.4(a) and Section 6.4(b)), (v) voting on any Plan, filing any proof of claim, making other filings and making any arguments and motions in any Insolvency Proceeding of any Grantor that are, in each case, not inconsistent with the terms of this Agreement, (vi) subject to Section 2.3(a), Section 2.3(b), Section 2.3(c), and Section 2.3(d), Exercising Any Secured Creditor Remedies on and after the last day of the ABL Priority Standstill Period or the Note Priority Standstill Period, as applicable or (vii) asserting or exercising all rights and remedies as unsecured creditors (or filing any pleadings, objections, motions or agreements which assert, or seek to exercise, such rights and remedies), in the case of each of (i) through (vii) above, to the extent not inconsistent with, or that could not result in a resolution inconsistent with, the terms of this Agreement.

Section 2.4Exercise of Rights.

(a)No Other Restrictions.  Except as expressly set forth in this Agreement, the Note Agent, each Note Secured Party, the ABL Agent and each ABL Lender shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Sections 2.3 and 4.1.  The ABL Agent may enforce the provisions of the ABL Documents and the Note Agent may enforce the provisions of the Note Documents, each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement;

provided, however, that (I) each of the ABL Agent and the Note Agent agrees to provide to each other Agent (x) an Enforcement Notice prior to the commencement of the Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required, under applicable law or the ABL Documents or Note Documents, as applicable, to deliver to any Grantor, as well as copies of any default notices or reservation of rights letters delivered by such Agent to any Grantor and (II) ABL Agent shall use its commercially reasonable efforts to provide notice to Note Agent of any Note Purchase Event arising under clause (v) or (vii) of Section 5.4(a) upon becoming aware of such Note Purchase Event; provided, further, however, that the ABL Agent’s failure to provide any such notices or copies to the Note Agent (but not the Enforcement Notice) under clause (I)(y) or (II) above shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Note Agent’s failure to provide any such notices or copies to the ABL Agent (but not the Enforcement Notice) under clause (I)(y) above shall not impair any of the Note Agent’s rights hereunder or under any of the Note Documents.  The Note Agent, each Note Secured Party, the ABL Agent and each ABL Lender agrees that, except as otherwise set forth in Section 3.6, it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Note Agent and each other Note Secured Party, against the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against the Note Agent or any other Note Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is not inconsistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

(b)Release of Liens.

(i)From (A) the date hereof until the date upon which the Discharge of ABL Priority Obligations shall have occurred and (B) the date upon which the Discharge of Note Priority Obligations shall have occurred until the Payment in Full of ABL Obligations, (I) with respect to the sale, transfer or other Disposition of all or any portion of the ABL Priority Collateral permitted under the terms of the ABL Documents and the Note Documents, (II) in the event of any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent, and (III) any sale, transfer or other Disposition of all or any portion of the ABL Priority Collateral by a Grantor to a non-Affiliate of a Grantor with the consent of the ABL Agent at any time that an Event of Default under the ABL Credit Agreement has occurred and is continuing (any such sale, transfer or Disposition of ABL Priority Collateral in accordance with this Section 2.4(b)(i)(B)(III), an “ABL Default Disposition”), the Note Agent, on behalf of itself and the other Note Secured Parties, agrees that such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Note Obligations, and, upon consummation of such sale, transfer or other Disposition, the Note Agent’s and the Note Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, however, that the Proceeds of such sale, transfer or other Disposition shall be applied in accordance with the provisions of Section 4.1.  In furtherance of, and subject to, the foregoing, the Note Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the ABL Agent (at the Borrowers’ cost and expense) in connection therewith contemporaneously with the execution and delivery of corresponding Lien releases and such other documents by the ABL Agent, and the Note Agent shall be deemed to have authorized the ABL Agent to file Uniform Commercial Code amendments and terminations covering the ABL Priority Collateral so sold or otherwise disposed of.  The Note Agent hereby appoints the ABL Agent and any officer or duly authorized Person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Note Agent and in the name of the Note Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the express purposes of this paragraph (and solely during the times and subject to the conditions provided herein), including any financing statements, endorsements, assignments, releases (including any document necessary to release any lien upon vehicle titles) or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(ii)From (A) the date hereof until the date upon which the Discharge of Note Priority Obligations shall have occurred and (B) the date upon which the Discharge of ABL Priority Obligations shall have occurred until the Payment in Full of Note Obligations, (I) with respect to the sale, transfer or other Disposition of all or any portion of the Note Priority Collateral permitted under the terms of the Note Documents and the ABL Documents, (II) in the event of any private or public sale of all or any portion of the Note Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Note Agent, and (III) any sale, transfer or other Disposition of all or any portion of the Note Priority Collateral by a Grantor to a non-Affiliate of a Grantor with the consent of the Note Agent at any time that an Event of Default under the Indenture has occurred and is continuing (any such sale, transfer or Disposition of Note Priority Collateral in accordance with this Section 2.4(b)(ii)(B)(III), a “Note Default Disposition”), the ABL Agent, on behalf of itself and the ABL Lenders, agrees that such sale will be free and clear of the Liens on such Note Priority Collateral securing the ABL Obligations, and upon consummation of such sale, transfer or other Disposition, the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Note Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Note Secured Parties’ Liens on such Note Priority Collateral; provided, however, that the Proceeds of such sale, transfer or other Disposition shall be applied in accordance with the provisions of Section 4.1.  In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute and deliver any and all Lien releases or other documents reasonably requested by the Note Agent (at the Borrowers’ cost and expense) in connection therewith contemporaneously with the execution and delivery of corresponding Lien releases and such other documents by the Note Agent, and the ABL Agent shall be deemed to have authorized the Note Agent to file Uniform Commercial Code amendments and terminations covering the Note Priority Collateral so sold or otherwise disposed of.  The ABL Agent hereby appoints the Note Agent and any officer or duly authorized Person of the Note Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Note Agent’s own name, from time to time, in the Note Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the express purposes of this paragraph (and solely during the times and subject to the conditions provided herein), including any financing statements, endorsements, assignments, releases (including any document necessary to release any lien upon vehicle titles) or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5No New Liens.

(a)Until the date upon which the Payment in Full of ABL Obligations shall have occurred, the parties hereto agree that no Note Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Note Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents (unless the ABL Agent is offered, but declines, to obtain a Lien on such assets).  If any Note Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing any Note Obligation (other than any assets with respect to which the ABL Agent is offered, but declines to obtain, a Lien) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Note Agent (or the relevant Note Secured Party) shall, without the need for any further consent of any other Note Secured Party or Grantor and notwithstanding anything to the contrary in any other Note Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.

(b)Until the date upon which the Payment in Full of Note Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any ABL Obligation which assets are not also subject to the Lien of the Note Agent under the Note Documents (unless the Note Agent is offered, but declines, to obtain a Lien on such assets).  If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing any ABL Obligation (other than any assets with respect to which the Note Agent is offered, but declines to obtain, a Lien) which assets are not also subject to the Lien of the Note Agent under the Note Documents, subject to the Lien Priority set forth herein, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any Grantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Note Agent as security for the Note Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Note Agent in writing of the existence of such Lien.

Section 2.6Waiver of Marshalling.

(a)Until the Payment in Full of ABL Obligations, the Note Agent, on behalf of itself and the Note Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)Until the Payment in Full of Note Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Note Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1Certain Actions Permitted.  The Note Agent and the ABL Agent may make such demands or file such claims in respect of the Note Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.  Nothing in this Agreement shall prohibit the receipt by the Note Agent or any Note Secured Party of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Note Agent or any Note Secured Party of rights or remedies as a secured creditor (including set-off with respect to ABL Priority Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Lender of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Lender of rights or remedies as a secured creditor (including set-off with respect to Note Priority Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them.  In no event shall the foregoing be construed to apply to the types of actions that are expressly excluded from the definition of the term Exercise of Secured Creditor Remedies.

Section 3.2Agents for Perfection.

(a)Appointment of ABL Control Agent.  The ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, each hereby appoint Wells Fargo as its control agent (in such capacity, together with any successor in such capacity appointed by the ABL Agent, the “ABL Control Agent”) for the limited purpose of acting as the agent on behalf of the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties), with respect to the ABL Control Collateral (including Chattel Paper, Promissory Notes and deposit account control agreements unless such Chattel Paper or Promissory Notes constitute or evidence identifiable Proceeds of Note Priority Collateral or such deposit account control agreements are executed in connection with Deposit Accounts that are Note Priority Collateral) for purposes of perfecting the Liens of such parties on the ABL Control Collateral.  The ABL Control Agent accepts such appointment and agrees to hold the ABL Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as ABL Control Agent for the benefit, and on behalf, of the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties), solely for the purpose of perfecting the security interest granted to such parties in such ABL Control Collateral, subject to the terms and conditions of this Section 3.2.  The ABL Agent and the Note Agent hereby acknowledge and agree that, to the extent the ABL Control Agent obtains control over any ABL Control Collateral, the ABL Control Agent will obtain “control” under the Uniform Commercial Code over each account that is part of the

ABL Control Collateral as contemplated by the ABL Security Documents for the benefit, and on behalf, of both the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties) pursuant to the control agreements relating to each such respective account.

(b)Appointment of Note Control Agent.  The ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, each hereby appoint U.S. Bank as its control agent (in such capacity, together with any successor in such capacity appointed by the Note Agent, the “Note Control Agent”) for the limited purpose of acting as the agent on behalf of the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties) with respect to the Note Control Collateral (including Certificated Securities constituting or evidencing any Pledged Shares, any Chattel Paper or Promissory Notes constituting identifiable Proceeds of Note Priority Collateral and any deposit account control agreements that are executed in connection with Deposit Accounts that are Note Priority Collateral) for purposes of perfecting the Liens of such parties on the Note Control Collateral.  The Note Control Agent accepts such appointment and agrees to hold the Note Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Note Control Agent for the benefit, and on behalf, of the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties) solely for the purpose of perfecting the security interest granted to such parties in such Note Control Collateral, subject to the terms and conditions of this Section 3.2.  The ABL Agent and the Note Agent hereby acknowledge and agree that, to the extent the Note Control Agent obtains control over any Note Control Collateral, the Note Control Agent (i) will obtain “control” under the Uniform Commercial Code over each account that is part of the Note Control Collateral as contemplated by the Note Security Documents for the benefit, and on behalf, of both the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties) pursuant to control agreements relating to each such respective account, and (ii) will be listed as the sole lien holder on any vehicle titles as contemplated by the Note Security Documents for the benefit, and on behalf, of both the Note Agent (on behalf of itself and the other Note Secured Parties) and the ABL Agent (on behalf of itself and the ABL Lenders).

(c)Direction of Control Agents.  The ABL Control Agent, the ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, each hereby agrees that the ABL Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the ABL Control Agent in respect of the ABL Control Collateral or any control agreement with respect to any ABL Control Collateral until the date upon which the Discharge of ABL Priority Obligations shall have occurred and again from and after the date when the Discharge of Note Priority Obligations shall have occurred until the date upon which the Payment in Full of ABL Obligations shall have occurred and none of the Note Agent nor any other Note Secured Parties will impede, hinder, delay or interfere with the exercise of such rights by the ABL Agent in any respect.  The Note Control Agent, the ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, each hereby agrees that the Note Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Note Control Agent in respect of the Note Control Collateral or any control agreement with respect to any Note Control Collateral until the date upon which the Discharge of Note Priority Obligations shall have occurred and again from and after the date upon which the Discharge of ABL Priority Obligations shall have occurred until the date upon which the Payment in Full of Note Obligations shall have occurred and none of the ABL Agent nor any ABL Lender will impede, hinder, delay or interfere with the exercise of such rights by the Note Agent in any respect.

(d)Indemnity of Control Agents.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless (i) the ABL Control Agent to the same extent and on the same terms that the Grantors are required to do so for the ABL Agent in accordance with the ABL Credit Agreement and (ii) the Note Control Agent to the same extent and on the same terms that the Grantors are required to do so for the Note Agent in accordance with the Indenture.  The ABL Agent, on behalf of the ABL Lenders, and the Note Agent, on behalf of the other Note Secured Parties, hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless each Control Agent to the same extent and on the same terms that the ABL Lenders are required to do so for the ABL Agent in accordance with the ABL Credit Agreement and the other Note Secured Parties are required to do so for the Note Agent in accordance with the Indenture; provided that, the ABL Lenders shall only be required to pay, reimburse, indemnify and hold harmless the Note Control Agent with respect to instructions given by the ABL Agent or the ABL Lenders to the Note Control Agent and the other Note Secured Parties shall only be required to pay, reimburse, indemnify and hold harmless the ABL Control Agent with respect to instructions given by the Note Agent or the other Note Secured Parties to the ABL Control Agent.

(e)Rights and Obligations of Control Agents.  The provisions of Section 15 of the ABL Credit Agreement and Article 13 of the Indenture, as applicable, shall inure to the benefit of each Control Agent in respect of this Agreement, the ABL Security Documents and the Note Security Documents and shall be binding upon all Grantors which are parties thereto, all ABL Lenders and all Note Secured Parties and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of each Control Agent therein set forth:

(i)Each Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any ABL Security Document, under any Note Security Document or as instructed by the ABL Agent or the Note Agent as provided herein, in each case together with all other actions reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the ABL Security Documents or Note Security Documents, each Control Agent shall act or refrain from acting in accordance with written instructions from the ABL Agent or the Note Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii)No Control Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under any ABL Security Document or Note Security Document in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct pursuant to a final, non-appealable order.  No Control Agent shall have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, any ABL Security Document or any Note Security Document by any Grantor.  This Agreement shall not subject any Control Agent to any obligation or liability except as expressly set forth herein.  In particular, no Control Agent shall have any duty to investigate whether the obligations of any Grantor to the ABL Agent or the Note Agent or any other ABL Lender or Note Holder are in default or whether the ABL Agent or the Note Agent is entitled under the ABL Security Documents or the Note Security Documents, as applicable, or otherwise to give any instructions or notice of exclusive control.  Each Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the ABL Agent or the Note Agent, as applicable.

(iii)Except as set forth in clause (4) below, no Control Agent shall have any obligation whatsoever to the ABL Agent, the Note Agent, any ABL Lender or any Note Holder including, without limitation, any obligation to assure that the applicable Control Collateral is owned by any Grantor or one of its respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.2.

(iv)In acting on behalf of the ABL Agent and the ABL Lenders and the Note Agent and the other Note Secured Parties, the duties or responsibilities of each Control Agent under this Section 3.2 shall be limited solely to:

(A)physically holding the applicable Control Collateral delivered to such Control Agent by any Grantor as agent for the ABL Agent (on behalf of itself and the ABL Lenders) and the Note Agent (on behalf of itself and the other Note Secured Parties) for purposes of perfecting the Lien held by the ABL Agent and the Note Agent;

(B)delivering the Collateral referred to in clause (i) above as set forth in Section 3.2(i);

(C)to the extent applicable, entering into one or more control agreements in form and substance satisfactory to the ABL Agent and the Note Agent with respect to Control Collateral consisting of Deposit Accounts, Securities Accounts, uncertificated securities or Letter-of-Credit Rights and exercising the rights of the applicable Secured Party thereunder in accordance with the instructions of, and on behalf of, the ABL Agent and/or the Note Agent, as applicable;

(D)to the extent applicable, maintaining one or more “collateral accounts” as provided in the ABL Security Documents and the Note Security Documents; and

(E)delivering any notices received by it with respect to any item of Control Collateral in its possession or control to each of the ABL Agent and the Note Agent.

(f)Rights Subordinate.  From (i) the date hereof until the date upon which the Discharge of ABL Priority Obligations shall have occurred and (ii) the date upon which the Discharge of Note Priority Obligations shall have occurred until the Payment in Full of ABL Obligations, the rights of the Note Agent to direct the ABL Control Agent shall be subject to the terms of this Agreement and to the ABL Agent’s rights under the ABL Documents.  From (A) the date hereof until the date upon which the Discharge of Note Priority Obligations shall have occurred and (B) the date upon which the Discharge of ABL Priority Obligations shall have occurred until the Payment in Full of Note Obligations, the rights of the ABL Agent to direct the Note Control Agent shall be subject to the terms of this Agreement and to the Note Agent’s rights under the Note Documents.

(g)Limited Bailee for Perfection.

(i)The ABL Agent agrees to hold any Collateral (including any ABL Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the ABL Control Agent) as bailee or as agent, as the case may be, for the benefit, and on behalf, of the Note Agent (on behalf of itself and the Note Secured Parties) solely for the purpose of perfecting the security interest granted to the Note Agent under the Note Security Documents, subject to the terms and conditions of this Agreement.  For the avoidance of doubt, solely for purposes of perfecting the Lien in favor of the Note Agent, the ABL Agent agrees that it shall be the agent of the Note Agent with respect to any ABL Control Collateral included in the Collateral that is controlled or held by the ABL Agent.  Except as set forth in this Section 3.2(g), the ABL Agent shall have no obligation whatsoever to the Note Agent or any Note Secured Parties including, without limitation, any obligation to assure that any Collateral is genuine or is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person.  In acting as agent or bailee on behalf of the Note Agent (on behalf of itself and the other Note Secured Parties), the duties or responsibilities of the ABL Agent under this Section 3.2(g) shall be limited solely to (x) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral (including any ABL Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the ABL Control Agent) as agent or bailee for the Note Agent (on behalf of itself and the other Note Secured Parties) for purposes of perfecting the Lien held by the Note Agent and (y) delivering the ABL Control Collateral referred to in subclause (x) above as set forth in Section 3.2(i).

(ii)The Note Agent agrees to hold any Collateral (including any Note Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Note Control Agent) as bailee or as agent, as the case may be, for the benefit, and on behalf, of the ABL Agent (on behalf of itself and the ABL Lenders) solely for the purpose of perfecting the security interest granted to the ABL Agent under the ABL Security Documents, subject to the terms and conditions of this Agreement.  For the avoidance of doubt, solely for purposes of perfecting the Lien in favor of the ABL Agent, the Note Agent agrees that it shall be the agent of the ABL Agent with respect to any Note Control Collateral included in the Collateral that is controlled or held by the Note Agent.  Except as set forth in this Section 3.2(g), the Note Agent shall have no obligation whatsoever to the ABL Agent or any ABL Lender including, without limitation, any obligation to assure that any Collateral is genuine or is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person.  In acting as agent or bailee on behalf of the ABL Agent (on behalf of itself and the ABL Lenders), the duties or responsibilities of the Note Agent under this Section 3.2(g) shall be limited solely to (x) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral (including any Note Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Note Control Agent) as agent or bailee for the ABL Agent (on behalf of itself and the ABL Lenders) for purposes of perfecting the Lien held by the ABL Agent and (y) delivering the Note Control Collateral referred to in subclause (x) above as set forth in Section 3.2(i).

(h)No Fiduciary Relationship.  Neither the ABL Control Agent nor the ABL Agent shall have by reason of the Note Documents, any ABL Documents or this Agreement or any other document a fiduciary relationship in respect of the Note Agent or any Note Secured Parties.  Neither the Note Control Agent nor the Note Agent shall have by reason of the ABL Documents, any Note Documents or this Agreement or any other document a fiduciary relationship in respect of the ABL Agent or any ABL Lender.

(i)Delivery to Other Agent.

(i)Upon the Discharge of ABL Priority Obligations (other than in connection with a Refinancing of the ABL Obligations), each of the ABL Control Agent and the ABL Agent shall deliver the ABL Control Collateral (and other ABL Priority Collateral, if any) held by it to the Note Agent together with any necessary endorsements (or otherwise allow the Note Agent to obtain control of such Collateral), without recourse or warranty, except in the event and to the extent (x) the ABL Agent, the ABL Control Agent or any other ABL Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the ABL Obligations, (y) such Collateral is sold or otherwise disposed of by the ABL Agent, the ABL Control Agent or any other ABL Secured Party or by a Grantor not in violation of this Agreement or (z) it is otherwise required by any order of any court or other Governmental Authority or applicable law or would result in the risk of liability of any ABL Secured Party to any third party, and the Note Agent shall accept and succeed to the role of the ABL Control Agent as the agent for perfection on the ABL Control Collateral; provided that upon the Discharge of Note Priority Obligations, the Note Agent and the Note Control Agent shall deliver such Collateral to the ABL Agent or the ABL Control Agent on the same terms and conditions received.

(ii)Upon the Discharge of Note Priority Obligations (other than in connection with a Refinancing of the Note Obligations), each of the Note Control Agent and the Note Agent shall deliver the Note Control Collateral (and other Note Priority Collateral, if any) held by it to the ABL Agent together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Collateral) on the same basis and subject to the same terms and conditions as the ABL Control Agent and the ABL Agent shall deliver such Collateral to the Note Agent as described in clause (i)(1) above; provided that upon the Discharge of ABL Priority Obligations, the ABL Agent and the ABL Control Agent shall deliver such Collateral to the Note Agent or Note Control Agent on the same terms and conditions received.

(j)Resignation of Control Agent.  Each Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ notice to the ABL Agent or the Note Agent, as applicable.  If upon the effective date of such resignation no successor to such Control Agent has been appointed by the ABL Agent or the Note Agent, (x) in the case of resignation of the ABL Control Agent, such Control Agent shall deliver the ABL Control Collateral held by it to the ABL Agent together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such ABL Control Collateral) or as a court of competent jurisdiction may otherwise direct, and the ABL Agent shall accept and succeed to the role of the ABL Control Agent as the agent for perfection on the ABL Control Collateral and (y) in the case resignation of the Note Control Agent, such Control Agent shall deliver the Note Control Collateral held by it to the Note Agent together with any necessary endorsements (or otherwise allow the Note Agent to obtain control of such Note Control Collateral) or as a court of competent jurisdiction may otherwise direct, and the Note Agent shall accept and succeed to the role of the Note Control Agent as the agent for perfection on the Note Control Collateral.

Section 3.3Sharing of Information and Access.  In the event that the ABL Agent shall, in connection with the Exercise of Secured Creditor Remedies under the ABL Security Documents, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to the Note Priority Collateral, the ABL Agent shall, upon request from the Note Agent and as promptly as practicable thereafter, either make available to the Note Agent such books and Records for inspection and duplication or provide to the Note Agent copies thereof.  In the event that the Note Agent shall, in connection with the Exercise of Secured Creditor Remedies under the Note Security Documents, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Note Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and Records for inspection and duplication or provide the ABL Agent copies thereof.  Grantors irrevocably consent to the sharing of such information between ABL Secured Parties and Note Secured Parties.

Section 3.4Insurance.

(a)Unless and until the Discharge of ABL Priority Obligations has occurred, and again from and after the date upon which the Discharge of Note Priority Obligations shall have occurred and until the date upon which the Payment in Full of ABL Obligations shall have occurred, the Note Agent and the Note Control Agent, for themselves and on behalf of the Note Secured Parties, agree, that (i) the ABL Agent and the other ABL Secured Parties, the ABL Control Agent and the ABL Lenders shall have the sole and exclusive right, as against the Note Agent and the other Note Secured Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such ABL Priority Collateral shall be applied in accordance with Section 4.1; and (iii) if the Note Agent, the Note Control Agent or any other Note Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the provisions of Section 4.1(f)(i).

(b)Unless and until the Discharge of Note Priority Obligations has occurred, and again from and after the date upon which the Discharge of ABL Priority Obligations shall have occurred and until the date upon which the Payment in Full of Note Obligations shall have occurred, the ABL Agent and the ABL Control Agent, for themselves and on behalf of the ABL Lenders, agree that (i) the Note Agent and the other Note Secured Parties, the Note Control Agent and the other Note Secured Parties shall have the sole and exclusive right, as against the ABL Agent and the other ABL Secured Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Note Priority Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Note Priority Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Note Priority Collateral shall be applied in accordance with Section 4.1; and (iii) if the ABL Agent, the ABL Control Agent or any ABL Lender shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Note Agent in accordance with the provisions of Section 4.1(f)(ii).

(c)Proceeds of Collateral include insurance Proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance Proceeds and business interruption insurance Proceeds.  To effectuate the foregoing, the ABL Agent and the Note Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.  If any insurance claim includes both ABL Priority Collateral and Note Priority Collateral and the insurer will not settle such claim separately with respect to ABL Priority Collateral and Note Priority Collateral, if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, the Parties will, subject to the proviso in sub-clause (i) of clauses (a) and (b) above, cooperate in a reasonable manner so that the Proceeds of such insurance shall be promptly remitted to one or more of the Parties, or to a third party agreed by the Parties, as the case may be, and such Person will hold all such Proceeds in trust for the benefit of the Parties on terms reasonable acceptable to the Parties pending resolution of such dispute among the Parties.  Either Party may apply to a court of competent jurisdiction to make a determination as to the control of the settlement of such claim, and the court’s determination shall be binding upon the Parties.  All Proceeds of such insurance shall be remitted to the ABL Agent, the Note Agent, the ABL Control Agent or the Note Control Agent, as the case may be, and each of the Note Agent, the ABL Agent, the ABL Control Agent or the Note Control Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance Proceeds in accordance with Section 4.1.

Section 3.5No Additional Rights For the Grantors Hereunder.  If any ABL Secured Party or Note Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Grantors shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Note Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Note Secured Party.  Nothing in this Agreement will, however, limit any rights or remedies of any of the Grantors with respect to any violation by any ABL Secured Party or Note Secured Party of the terms of any other ABL Document or any other Note Document.

Section 3.6Inspection and Access Rights.

(a)Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Agent) and whether or not the Note Agent or any other Note Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Note Agent, the ABL Agent or any other Person (including any Grantor) acting with the consent, or on behalf, of the ABL Agent, shall have the right during the Use Period (A) during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), any Note Collateral, and (B) to use (pursuant to a royalty-free, rent-free, non-exclusive license and lease, as applicable) the Note Collateral (including, without limitation, any Equipment, Fixtures,

Intellectual Property, General Intangibles and Real Property that constitutes Note Collateral; provided that for Intellectual Property such right to use shall be a royalty-free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property) in connection with the Exercise of Secured Creditor Remedies and/or the Disposition of ABL Priority Collateral, provided, however, that, subject to the last sentence of this Section 3.6(a), any royalty-free, rent-free, non-exclusive license and lease granted in clause (B) shall immediately expire upon the sale, lease, transfer or other Disposition of all such ABL Priority Collateral, each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, take possession of, move, prepare and advertise for sale, sell, store or otherwise deal with the ABL Priority Collateral.  The ABL Agent and the Note Agent shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights described in this Section 3.6(a).  In the event that any ABL Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by a Grantor (with the consent of the ABL Agent), the Note Agent may not sell, assign or otherwise transfer the related Note Collateral referred to in clause (A) or (B) of this Section 3.6(a) prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6.

(b)The ABL Agent and the ABL Secured Parties shall take proper and reasonable care of any Note Collateral that is used (and for so long as it is actually so used) by the ABL Agent or any other ABL Secured Parties during the Use Period and, at the sole cost and expense of the ABL Secured Parties, reimburse the Note Agent and the other Note Secured Parties for all reasonable, out-of-pocket costs and expenses incurred by any of them as a result of any act or omission of the ABL Secured Parties or their respective employees, agents and representatives in respect of this Section 3.6.  The ABL Agent and the ABL Secured Parties shall indemnify and hold harmless the Note Agent and the Note Secured Parties for any injury or damage to Persons or property (ordinary wear and tear excepted) caused by any act or omission of the ABL Secured Parties or their respective employees, agents and representatives in respect of this Section 3.6.  Except to the extent expressly provided in this Section 3.6(b), none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Note Collateral.  Except to the extent set forth in this clause (b), the ABL Agent and the ABL Secured Parties shall not have any liability to the Note Agent or the Note Secured Parties (or any Person claiming by, through or under the Note Agent or the Note Secured Parties, including any purchaser of the Note Collateral) as a result of any condition (including environmental condition, claim or liability) on or with respect to the Note Collateral, other than those arising from the gross negligence or willful misconduct of the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives, and the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Note Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent and the ABL Secured Parties.  The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby acknowledges that, during the period that the Note Agent has acquired control or possession of any Note Collateral, neither the Note Agent nor any other Note Secured Party shall be obligated to take any action to protect or to procure insurance with respect to any ABL Priority Collateral, it being understood that the Note Agent shall not have any responsibility for loss or damage to ABL Priority Collateral (other than as a result of any gross negligence or willful misconduct of the Note Agent or the Note Secured Parties or their agents) and that risk of loss or damage to the ABL Priority Collateral shall remain with the ABL Agent and the ABL Secured Parties.

(c)Neither the Note Agent nor the other Note Secured Parties shall take any action to hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a).

(d)Subject to the terms hereof, the Note Agent may advertise and conduct public auctions or private sales of the Note Collateral without notice (except as required by applicable law) to, the involvement of or interference by, any ABL Secured Party, or liability to any ABL Secured Party.

Section 3.7Exercise of Remedies; Set Off and Tracing of and Priorities in Proceeds.  The ABL Agent, for itself and on behalf of the ABL Lenders, and the Note Agent, for itself and on behalf of the other Note Secured Parties, further agree that prior to an issuance of any notice of any Exercise of Secured Creditor Remedies by such Secured Party, any Proceeds of Collateral, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

Section 3.8Judgment Creditors.  In the event that any Note Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Liens created pursuant to the ABL Security Documents and the ABL Obligations) to the same extent as all other Liens in such Collateral securing the Note Obligations are subject to the terms of this Agreement.  In the event that any ABL Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Liens created pursuant to the Note Security Documents and the Note Obligations) to the same extent as all other Liens in such Collateral securing the ABL Obligations are subject to the terms of this Agreement.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1Application of Proceeds.

(a)Revolving Nature of ABL Obligations.  The Note Agent, on behalf of itself and the other Note Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted Disposition by the Grantors under the ABL Credit Agreement and the Indenture shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, subject to Section 5.2, the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Note Secured Parties and without affecting the provisions hereof (provided, however, that nothing in this clause (ii) shall affect the determination as to which ABL Obligations constitute ABL Priority Obligations); and (iii) all Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time in accordance with the provisions of this Agreement; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences any Exercise of Secured Creditor Remedies, all Proceeds from such Exercise of Secured Creditor Remedies received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1.  The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Note Obligations, or any portion thereof.

(b)Application of Proceeds of ABL Priority Collateral.  The ABL Agent and the Note Agent hereby agree that all Proceeds of ABL Priority Collateral received by either of them from any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral (and including for this purpose, any ABL Default Disposition), shall be applied:

first, to the payment of costs and expenses of the ABL Agent and ABL Control Agent (solely in its capacity as such) in connection with such Exercise of Secured Creditor Remedies (or of the Note Agent to the extent such Exercise of Secured Creditor Remedies is permitted under Section 2.3) or with such ABL Default Disposition, second, to the payment of the ABL Priority Obligations in accordance with the ABL Documents, with a corresponding permanent reduction in the aggregate commitments to extend credit under the ABL Credit Agreement in the amount of such payment, until the Discharge of ABL Priority Obligations shall have occurred, third, to the payment of the Note Priority Obligations in accordance with the Note Documents until the Discharge of Note Priority Obligations shall have occurred,

fourth, to the payment of the ABL Excess Obligations in accordance with the ABL Documents, with a corresponding permanent reduction in the aggregate commitments to extend credit under the ABL Credit Agreement in the amount of such payment, until the Payment in Full of ABL Obligations shall have occurred, fifth, to the payment of the Note Excess Obligations in accordance with the Note Documents until the Payment in Full of Note Obligations shall have occurred, and sixth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct or as may otherwise be required by applicable law.

(c)Application of Proceeds of Note Priority Collateral.  The ABL Agent and the Note Agent hereby agree that all Proceeds of Note Priority Collateral received by any of them from any

Exercise of Secured Creditor Remedies with respect to the Note Priority Collateral (and including for this purpose, any Note Default Disposition), shall be applied:

first, to the payment of costs and expenses of the Note Agent and Note Control Agent (solely in its capacity as such) in connection with such Exercise of Secured Creditor Remedies (or of the ABL Agent to the extent such Exercise of Secured Creditor Remedies is permitted under Section 2.3) or with such Note Default Disposition, second, to the payment of the Note Priority Obligations in accordance with the Note Documents until the Discharge of Note Priority Obligations shall have occurred,

third, to the payment of the ABL Priority Obligations in accordance with the ABL Documents, with a corresponding permanent reduction in the aggregate commitments to extend credit under the ABL Credit Agreement in the amount of such payment, until the Discharge of ABL Priority Obligations shall have occurred, fourth, to the payment of the Note Excess Obligations in accordance with the Note Documents until the Payment in Full of Note Obligations shall have occurred,

fifth, to the payment of the ABL Excess Obligations in accordance with the ABL Documents, with a corresponding permanent reduction in the aggregate commitments to extend credit under the ABL Credit Agreement in the amount of such payment, until the Payment in Full of ABL Obligations shall have occurred, and sixth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct or as may otherwise be required by applicable law.

(d)Non-Cash Proceeds; Ordinary Course Collections.

(i)Notwithstanding the foregoing, if any Exercise of Secured Creditor Remedies or ABL Default Disposition with respect to the ABL Priority Collateral produces non-cash Proceeds of ABL Priority Collateral, then such non-cash Proceeds shall be held by ABL Agent as additional collateral and, at such time as such non-cash Proceeds are monetized, shall be applied in the order of application set forth in Section 4.1(b) above.  ABL Agent shall have no duty or obligation to Dispose of such non-cash Proceeds and may Dispose of such non-cash Proceeds or continue to hold such non-cash Proceeds, in each case, in its discretion; provided, that any such non-cash Proceeds received by ABL Agent (including any equity securities issued on account of the ABL Obligations pursuant to a Plan) may be distributed by ABL Agent to the ABL Secured Parties in full or partial satisfaction of ABL Obligations in an amount determined by ABL Agent in accordance with applicable law or as a court of competent jurisdiction may direct pursuant to a final, non-appealable order, including an order confirming a Plan.  The receipt and application by ABL Agent or any other ABL Secured Party of any Collateral, or Proceeds thereof, received in the ordinary course of business or as a result of the exercise of dominion of funds by ABL Agent or any other ABL Secured Party under a control agreement that is not deemed to be an Exercise of Secured Creditor Remedies (such Collateral, and the Proceeds thereof, “Ordinary Course Collections”) shall not constitute an Exercise of Secured Creditor Remedies for purposes of this Agreement and all Ordinary Course Collections received by ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement.

(ii)Notwithstanding the foregoing, if any Exercise of Secured Creditor Remedies or Note Default Disposition with respect to the Note Priority Collateral produces non-cash Proceeds of Note Priority Collateral, then such non-cash Proceeds shall be held by Note Agent as additional collateral and, at such time as such non-cash Proceeds are monetized, shall be applied in the order of application set forth in Section 4.1(c) above.  Note Agent shall have no duty or obligation to Dispose of such non-cash Proceeds and may Dispose of such non-cash Proceeds or continue to hold such non-cash Proceeds, in each case, in its discretion; provided, that any such non-cash Proceeds received by Note Agent (including any equity securities issued on account of the Note Obligations pursuant to a Plan) may be distributed by Note Agent to the Note Secured Parties in full or partial satisfaction of Note Obligations in an amount determined by Note Agent in accordance with applicable laws or as a court of competent jurisdiction may direct pursuant to a final, non-appealable order, including an order confirming a Plan.

(e)Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent and the ABL Control Agent shall have no obligation or liability to the Note Agent or to any other Note Secured Party, and neither the Note Agent nor the Note Control Agent shall have any obligation or liability to the ABL Agent or any ABL Lender, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

(f)Turnover Prior to Discharge.

(i)If at any time (x) prior to the date upon which the Discharge of ABL Priority Obligations shall have occurred or (y) from and after the date upon which the Discharge of Note Priority Obligations shall have occurred until the date upon which the Payment in Full of ABL Obligations shall have occurred, the Note Agent, the Note Control Agent or any other Note Secured Party receives any Proceeds of ABL Priority Collateral from an Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral (and including for this purpose, any ABL Default Disposition), the Note Agent, the Note Control Agent or such other Note Secured Party shall be deemed to receive and hold the same in trust as trustee for the benefit of the ABL Agent, the ABL Control Agent and the ABL Lenders and shall forthwith deliver such Proceeds of ABL Priority Collateral to the ABL Agent in precisely the form received (except for the endorsement or assignment by the Note Agent, the Note Control Agent or any other Note Secured Party where necessary), for application in accordance with this Section 4.1.  In the event of the failure of the Note Agent, the Note Control Agent or any other Note Secured Party to make any such endorsement or assignment to the ABL Agent within 5 Business Days after receipt of written request therefor from the ABL Agent, the ABL Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Note Agent, the Note Control Agent and the other Note Secured Parties hereby irrevocably appoint the ABL Agent as the lawful attorney in fact of the Note Agent, the Note Control Agent and the other Note Secured Parties solely for the purpose of enabling the ABL Agent to make such endorsement or assignment in the name of the Note Agent, the Note Control Agent or any other Note Secured Parties.

(ii)If at any time (x) prior to the date upon which the Discharge of Note Priority Obligations shall have occurred or (y) from and after the date upon which the Discharge of ABL Priority Obligations shall have occurred until the date upon which the Payment in Full of Note Obligations shall have occurred, the ABL Agent, the ABL Control Agent or any ABL Lender receives any Proceeds of Note Priority Collateral from an Exercise of Secured Creditor Remedies with respect to the Note Priority Collateral (and including for this purpose, any Note Default Disposition), the ABL Agent, the ABL Control Agent, or such ABL Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of the Note Agent, the Note Control Agent and the other Note Secured Parties and shall forthwith deliver such Proceeds of Note Priority Collateral to the Note Agent in precisely the form received (except for the endorsement or assignment by the ABL Agent, the ABL Control Agent or such ABL Lender where necessary), for application in accordance with this Section 4.1.  In the event of the failure of the ABL Agent, the ABL Control Agent or any ABL Lender to make any such endorsement or assignment to the Note Agent within 5 Business Days after receipt of written request therefor from the Note Agent, the Note Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the ABL Agent, the ABL Control Agent and the ABL Lenders hereby irrevocably appoint the Note Agent as the lawful attorney in fact of the ABL Agent, the ABL Control Agent and the ABL Lenders solely for the purpose of enabling the Note Agent to make such endorsement or assignment in the name of the ABL Agent, the ABL Control Agent or any ABL Lender.

(g)Turnover of Collateral After Discharge.  Upon the Discharge of ABL Priority Obligations or the Payment in Full of ABL Obligations and so long as this Agreement has not been terminated in accordance with Section 7.7, the ABL Agent shall deliver to the Note Agent or shall execute such documents as the Note Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to enable the Note Agent to have control over any ABL Priority Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; provided that upon the Discharge of Note Priority Obligations, the Note Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to enable the ABL Agent to regain control over any such ABL Priority Collateral in the possession, custody, or control of the Note Agent.  Upon the Discharge of Note Priority Obligations or the Payment in Full of Note Obligations and so long as this Agreement has not been terminated in accordance with Section 7.7, the Note Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to enable the ABL Agent to have control over any Note Priority Collateral still in the Note Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; provided that upon the Discharge of ABL Priority Obligations, the ABL Agent shall deliver to the Note Agent or shall execute such documents as the Note Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to enable the Note Agent to regain control over any such Collateral in the possession, custody, or control of the ABL Agent.

Section 4.2Specific Performance.  Each of the ABL Agent and the Note Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Grantor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the ABL Agent, on behalf of itself and the ABL Lenders, and the Note Agent, on behalf of itself and the other Note Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS

Section 5.1Notice of Acceptance and Other Waivers.

(a)All ABL Obligations at any time made or incurred by any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Note Agent, on behalf of itself and the other Note Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Lender of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations.  All Note Obligations at any time made or incurred by any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Lenders, hereby waives notice of acceptance, or proof of reliance, by the Note Agent or any other Note Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Note Obligations.

(b)None of the ABL Agent, the ABL Control Agent, any ABL Lender or any of their respective Affiliates, directors, officers, employees, partners, members or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the ABL Agent or any ABL Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Indenture or any other Note Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent, the ABL Control Agent or any ABL Lender otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), none of the ABL Agent, the ABL Control Agent nor any ABL Lender shall have any liability whatsoever to the Note Agent or any other Note Secured Parties as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement); provided, however, that nothing in this sentence shall affect the determination as to which ABL Obligations constitute ABL Priority Obligations.  The ABL Agent and the ABL Lenders shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Note Agent, the Note Control Agent or any of the other Note Secured Parties has in the Collateral, except as otherwise expressly set forth in this Agreement.  The Note Agent, on behalf of itself and the other Note Secured Parties, agrees that none of the ABL Agent, the ABL Control Agent nor any ABL Lender shall incur any liability as a result of a sale, lease, license, application, or other Disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such Disposition does not breach the provisions of this Agreement.

(c)None of the Note Agent, the Note Control Agent, any other Note Secured Party or any of their respective Affiliates, directors, officers, employees, partners, members or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement.  If the Note Agent or any other Note Secured Parties honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the Indenture or any of the other Note Documents, whether the Note Agent or any other Note Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Note Agent, the Note Control Agent or any other Note Secured Party otherwise should exercise any of its contractual rights or remedies under any Note Documents (subject to the express terms and conditions hereof), none of the Note Agent, the Note Control Agent nor any other Note Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement); provided, however, that nothing in this sentence shall affect the determination as to which Note Obligations constitute Note Priority Obligations.  The Note Agent and the other Note Secured Parties shall be entitled to manage and supervise their investments, notes, loans and extensions of credit under the Indenture and any of the other Note Documents as they may, in their sole discretion, deem appropriate, and may manage their investments, notes, loans and extensions of credit without regard to any rights or interests that the ABL Agent, the ABL Control Agent or any ABL Lender has in the Collateral, except as otherwise expressly set forth in this Agreement.  The ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of the Note Agent, the Note Control Agent or any other Note Secured Party shall incur any liability as a result of a sale, lease, license, application, or other Disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the Note Documents, so long as such Disposition does not breach the provisions of this Agreement.

Section 5.2Modifications to ABL Documents and Note Documents.

(a)The Note Agent, on behalf of itself and the other Note Secured Parties hereby agrees that, without affecting the obligations of the Note Agent and the other Note Secured Parties hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Note Agent or any other Note Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Note Agent or any other Note Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever, including, without limitation, to:

(i)change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii)subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii)amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv)release its Lien on any Collateral or other Property;

(v)exercise or refrain from exercising any rights against any Grantor or any other Person;

(vi)subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii)otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate;

provided, however, that unless consented to in writing by the Note Agent (or the requisite Note Holders under the Indenture) no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or modification shall:

(A)increase the maximum allowed amount of (A) Indebtedness for borrowed money (which shall not include any Bank Product Obligations) constituting principal outstanding under the ABL Documents plus (B) the undrawn amount of all outstanding letters of credit issued pursuant to extensions of credit under the ABL Credit Agreement plus (C) the unreimbursed amount of all draws under such letters of credit, to an amount in excess of the ABL Cap;

(B)directly or indirectly increase the total yield (including any scheduled recurring fees) on the ABL Obligations to an amount greater than 3.00% per annum on a weighted average basis above the total yield on the ABL Obligations in effect on the date hereof (excluding (A) fluctuations in underlying rate indices, (B) the imposition of a default rate of up to 2.00% per annum, (C) fees payable solely to the ABL Agent or other fees not payable to the ABL Lenders generally, (D) increases resulting from any amendment, waiver, forbearance or consent related fees payable in the event of an amendment, waiver, forbearance or consent, and (E) movement within the pricing grid set forth in the ABL Credit Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement);

(C)commencing on the occurrence of the ABL Trigger Date (if any), modify the definition of ABL Borrowing Base (or any components thereof, including any advance rates or sub-limits) so as to make more ABL Obligations available to the Grantors; provided, that the foregoing shall not limit the ability of the ABL Agent to establish, revise, re-set and/or remove reserves against the ABL Borrowing Base and/or the ABL Obligations in such amounts and of such types as ABL Agent deems appropriate in its sole discretion;

(D)shorten the scheduled maturity of the ABL Credit Agreement to a date earlier than October 1, 2023 (it being understood that this clause (4) should not limit the ABL Secured Parties’ ability to accelerate the ABL Obligations, stop funding, terminate any commitments to extend credit or shorten the scheduled maturity of the ABL Credit Agreement to a date earlier than October 1, 2023 upon an Event of Default under the ABL Documents);

(E)add, amend or otherwise modify any restrictions on any Grantor’s ability to make any payment under any Note Document;

(F)impose any additional restrictions on amendments or modifications to the Note Documents;

(G)change the assignment provisions applicable to the Borrowers or any other Grantor; or

(H)contravene the provisions of this Agreement.

(b)The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, the Note Agent and the other Note Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Note Documents in any manner whatsoever, including, without limitation, to:

(i)change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Note Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Note Obligations or any of the Note Documents;

(ii)subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the Note Obligations, and in connection therewith to enter into any additional Note Documents;

(iii)amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Note Obligations;

(iv)exercise or refrain from exercising any rights against any Grantor or any other Person;

(v)subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Note Obligations;

(vi)release its Lien on any Collateral or other Property; and

(vii)otherwise manage and supervise the Note Obligations as the Note Agent shall deem appropriate;

provided, however, that unless consented to in writing by the ABL Agent (or the requisite ABL Lenders under the ABL Credit Agreement) no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or modification shall:

(A)increase the maximum allowed amount of Indebtedness for borrowed money constituting principal outstanding under the Note Documents to an amount in excess of the Note Cap;

(B)directly or indirectly increase the total yield (including any scheduled recurring fees) on the Note Obligations to an amount greater than 3.00% per annum on a weighted average basis above the total yield on the Note Obligations in effect on the date hereof (excluding (A) fluctuations in underlying rate indices, (B) the imposition of a default rate of up to 2.00% per annum, (C) fees payable solely to the Note Agent or other fees not payable to the Note Secured Parties generally, and (D) increases resulting from any amendment, waiver, forbearance or consent related fees payable in the event of an amendment, waiver, forbearance or consent;

(C)shorten the scheduled maturity of the Notes to a date earlier than October 1, 2023 or change to earlier the time for payment of, or increase the amount of payments or prepayments of principal due under the Indenture and the Notes (it being understood that this sub-clause (3) shall not limit the Note Secured Parties’ ability to accelerate the Note Obligations upon an Event of Default pursuant to the terms and conditions of the Note Documents and in accordance with this Agreement);

(D)add, amend or otherwise modify any restrictions on any Grantor’s ability to make any payment under any ABL Document;

(E)impose any additional restrictions on amendments or modifications to the ABL Documents;

(F)change the assignment provisions applicable to the Borrower or any other Grantor; or

(G)contravene the provisions of this Agreement.

(c)No consent furnished by the ABL Agent or the Note Agent pursuant to Section 5.2(a) or Section 5.2(b) shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or the Note Documents, each of which remain in full force and effect as written and as modified in accordance with the provisions thereof.

(d)Refinancing.

(i)Refinancing Permitted.  The ABL Obligations and the Note Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent of, the ABL Agent, the ABL Lenders, the Note Agent or the other Note Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that (A) the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Note Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent and the Note Agent, and (B) the terms and provisions of any such refinancing Indebtedness, if instead implemented as modifications to the Indebtedness being refinanced, could be effected without the consent of the ABL Agent or the Note Agent, whichever is agent with respect to the Indebtedness not being refinanced, and shall in all events be in accordance with the provisions of Section 5.2(a) or (b), as applicable.

(ii)Effect of Refinancing.

(A)If substantially contemporaneously with the Payment in Full of ABL Obligations, the Indebtedness outstanding under the ABL Documents is refinanced in accordance with the provisions of Section 5.2(d)(i), then after written notice to the Note Agent, (A) the Indebtedness and other obligations arising pursuant to such refinancing of the then outstanding Indebtedness under the ABL Documents shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien Priorities and rights in respect of Collateral set forth herein, (B) the credit or loan agreement and the other loan documents evidencing such new Indebtedness shall automatically be treated as the ABL Credit Agreement and ABL Documents for all purposes of this Agreement and (C) the agent under the new ABL Credit Agreement shall be deemed to be the ABL Agent for all purposes of this Agreement.  Upon receipt of notice of such refinancing (including the identity of the new ABL Agent), the Note Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or the new ABL Agent may reasonably request in order to provide to the new ABL Agent the rights of the ABL Agent contemplated hereby.

(B)If substantially contemporaneously with the Payment in Full of Note Obligations, the Indebtedness outstanding under the Note Documents is refinanced in accordance with the provisions of Section 5.2(d)(i), then after written notice to the ABL Agent, (A)the Indebtedness and other obligations arising pursuant to such refinancing of the then outstanding Indebtedness under the Note Documents shall automatically be treated as Note Obligations for all purposes of this Agreement, including for purposes of the Lien Priorities and rights in respect of Collateral set forth herein, (B) the credit or loan agreement and the other loan documents evidencing such new Indebtedness shall automatically be treated as the Indenture and Note Documents for all purposes of this Agreement and (C) the agent under the new Indenture shall be deemed to be the Note Agent for all purposes of this Agreement.  Upon receipt of notice of such refinancing (including the identity of the new Note Agent), the ABL Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or the new Note Agent may reasonably request in order to provide to the new Note Agent the rights of the Note Agent contemplated hereby.

Section 5.3Reinstatement and Continuation of Agreement.

(a)If the ABL Agent or any ABL Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery.  If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Note Agent, the ABL Lenders, and the Note Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Grantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Grantor in respect of the ABL Obligations or the Note Obligations.  No priority or right of the ABL Agent or any ABL Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Lender may have.

(b)If the Note Agent or any Note Holder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other Person any payment made in satisfaction of all or any portion of the Note Obligations (a “Note Recovery”), then the Note Obligations shall be reinstated to the extent of such Note Recovery.  If this Agreement shall have been terminated prior to such Note Recovery, this Agreement shall be reinstated in full force and effect in the event of such Note Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  All rights, interests, agreements, and obligations of the ABL Agent, the Note Agent, the ABL Lenders, and the other Note Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Grantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Grantor in respect of the ABL Obligations or the Note Obligations.  No priority or right of the Note Agent or any other Note Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Note Documents, regardless of any knowledge thereof which the Note Agent or any Note Secured Party may have.

Section 5.4Note Holders’ Purchase Option.

(a)Exercise of Note Option.  On or after the occurrence and during the continuance of any of the following: (i) (x) an Event of Default under Section 8 of the ABL Credit Agreement arising as a result of a failure to make payments of any ABL Obligations when due under the ABL

Documents or (y) any other Event of Default under Section 8 of the ABL Credit Agreement, which Event of Default has not been cured or permanently waived in accordance with the ABL Credit Agreement within 30 days of its occurrence, (ii) the acceleration or maturity of all of the ABL Obligations, (iii) the commencement of an Insolvency Proceeding as to any Grantor, (iv) the termination of the ABL Priority Standstill Period or the Note Priority Standstill Period, (v) the principal amount of the ABL Obligations exceeding the ABL Cap, (vi) Disposition of all or substantially all of the ABL Priority Collateral, (vii) the ABL Credit Agreement Lenders ceasing to make extensions of credit under the ABL Credit Agreement at any time that there is borrowing base availability under the ABL Credit Agreement (regardless of whether a default or Event of Default exists under the ABL Credit Agreement), (viii) default in payment of any obligation under the Note Documents that is not cured within ten (10) days or (ix) Note Agent shall have received an Enforcement Notice or a notice from ABL Agent under Section 5.4(g) hereof of its intention to commence any foreclosure or other action to sell or otherwise realize upon the ABL Priority Collateral (each a “Note Purchase Event”), one or more of the Note Secured Parties (the “Purchasing Note Secured Parties”) shall have the option for a period of fifteen (15) Business Days after it becomes aware of the Note Purchase Event (or such shorter time set forth in Section 5.4(g), as applicable), upon five (5) Business Days’ prior written notice by the Note Agent to ABL Agent, to purchase all (but not less than all) of the ABL Obligations from the ABL Secured Parties and to assume all of the commitments and duties of the ABL Secured Parties with respect to such ABL Obligations.  Such notice from the Note Agent to ABL Agent shall be irrevocable.  The obligations of ABL Secured Parties hereunder to sell the ABL Obligations owing to them are several and not joint and several.  The Grantors consent to any assignment of the ABL Obligations made in connection with this Section 5.4.

(b)Pro Rata Offer.  Upon the occurrence of any Note Purchase Event, the Borrowers shall send a notice to all Note Secured Parties giving each Note Secured Party the option to purchase at least its pro rata share of the ABL Obligations.  No Note Secured Party shall be required to participate in any purchase offer hereunder, and each Note Secured Party acknowledges and agrees that a purchase offer may be made by any or all of the Note Secured Parties, subject to the requirements of the preceding sentence.  The provisions of this Section 5.4 are intended solely for the benefit of the Note Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any ABL Secured Party, or otherwise.

(c)Purchase and Sale.  On the date specified by the Purchasing Note Secured Parties in such notice (which shall not be less than two (2) Business Days, nor more than five (5) Business Days, after the receipt by the ABL Agent of the notice from the Purchasing Note Secured Parties of their election to exercise such option), the ABL Secured Parties shall, subject to any required approval of any court or other regulatory or Governmental Authority then in effect, if any, sell to such of the Purchasing Note Secured Parties as are specified in the notice from the Purchasing Note Secured Parties of its election to exercise such option, and such Purchasing Note Secured Parties shall purchase from the ABL Secured Parties, all of the ABL Obligations.  Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, the ABL Secured Parties shall retain all rights under the ABL Documents to be indemnified or held harmless by the Grantors in accordance with the terms thereof.  In connection with any such purchase and sale, each ABL Lender and each Purchasing Note Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each ABL Lender shall assign to the Purchasing Note

Secured Parties such ABL Lender’s pro rata share of the commitments and ABL Obligations.  Upon the consummation of such purchase and sale, the ABL Agent shall resign as the administrative agent, control agent and collateral agent under the ABL Documents and upon the written request of the Note Agent, and at the expense of the Purchasing Note Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by the Note Agent and/or Purchasing Note Secured Parties to assign and transfer any Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Collateral, to the applicable successor administrative agent, control agent and collateral agent under the ABL Documents.

(d)Payment of Purchase Price.  Upon the date of such purchase and sale, the Purchasing Note Secured Parties shall (i) pay to the ABL Agent for the account of the ABL Secured Parties as the purchase price therefor the full amount of all of the ABL Obligations then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses (including, without limitation, fees and expenses incurred in connection with the exercise by the Purchasing Note Secured Parties of the purchase option pursuant to this Section 5.4)), (ii) furnish cash collateral to the ABL Agent in such amounts as the ABL Agent reasonably determines to be equal to the potential amount of (A) obligations under any issued and outstanding letters of credit, banker’s acceptances or similar instruments issued under the ABL Documents (which amount shall equal (x) 105% percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar instruments, in each case, denominated in Dollars and (y) 115% percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar instruments, in each case, denominated in currency other than Dollars), (B) obligations under Bank Product Agreements and Specified Hedging Agreements (or, at the option of the ABL Secured Party with respect to such obligations, terminate the applicable Bank Product Agreements or Specified Hedging Agreements and make all payments pursuant thereto, as applicable) and (C) indemnification obligations of the Grantors under the ABL Documents as to matters or circumstances known to the ABL Secured Parties and disclosed in writing to the representative of the Purchasing Note Secured Parties (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances and similar instruments as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Secured Parties have not yet received final payment and (iv) agree to indemnify and hold harmless the ABL Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations as a direct result of any acts by the Note Agent or any other Note Secured Party occurring after the date of the purchase and sale of the ABL Obligations, to the extent found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Note Secured Party.

(e)Payment Procedure.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the ABL Agent as the ABL Agent may designate in writing to the representative of the Purchasing Note Secured Parties for such purpose.

Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Note Secured Parties to the bank account designated by the ABL Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Note Secured Parties to the bank account designated by the ABL Agent are received in such bank account later than 12:00 noon, New York City time.

(f)Representations Upon Purchase and Sale.  Such purchase and sale shall be expressly made without representation or warranty of any kind by the ABL Agent or any ABL Secured Party as to the ABL Obligations or otherwise and without recourse to the ABL Secured Parties; except, that, each ABL Secured Party that is transferring such ABL Obligations shall represent and warrant, severally as to it: (i) the amount of the ABL Obligations being purchased from it is as reflected in the books and Records of such ABL Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (ii) that such ABL Secured Party owns the ABL Obligations being sold by it free and clear of any Liens or encumbrances and (iii) such ABL Secured Party has the right to assign the ABL Obligations being sold by it and the assignment is duly authorized.

(g)Notice from ABL Agent Prior to Enforcement Action.  In the absence of Exigent Circumstances, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will give the Note Agent two (2) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the ABL Priority Collateral.  In the event that during such two (2) Business Day period, the Note Agent shall send to the ABL Agent the irrevocable notice of the Note Secured Parties’ intention to exercise the purchase option given by the ABL Secured Parties to the Note Secured Parties under this Section 5.4, the ABL Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral unless an Exigent Circumstance occurs; provided, that the ABL Secured Parties may commence any Exercise of Secured Creditor Remedies if the purchase and sale with respect to the ABL Obligations provided for herein shall not have closed within five (5) Business Days after the receipt by the ABL Agent of the irrevocable notice from the Note Agent.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1DIP Financing.

(a)If any Grantor becomes subject to any Insolvency Proceeding, from (i) the date hereof until the date upon which the Discharge of ABL Priority Obligations has occurred and (ii) the date upon which the Discharge of Note Priority Obligations shall have occurred until the date upon which the Payment in Full of ABL Obligations shall have occurred, the Note Agent, for itself and on behalf of the Note Secured Parties, agrees that each Note Secured Party will (x) raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any ABL Priority Collateral constituting cash collateral under Section 363(a) of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Laws (“ABL Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Laws (which may include a “roll-up” or “roll-

over” of all or any of the ABL Obligations), whether provided by any ABL Secured Party or other Person, but in each case to the extent approved for such purpose by the ABL Agent (an “ABL DIP Financing”), (y) will not request or accept adequate protection or any other relief in connection with the use of such ABL Cash Collateral or such ABL DIP Financing except as set forth in Section 6.3, and (z) will subordinate (and will be deemed hereunder to have subordinated) the Liens of the Note Agent or any other Note Secured Parties on the ABL Priority Collateral (but not the Note Priority Collateral) to (I) the Liens on the ABL Priority Collateral pursuant to such ABL DIP Financing (to the extent the Liens securing the ABL DIP Financing are pari passu or senior in priority to the ABL Obligations), (II) any adequate protection provided to the ABL Secured Parties and (III) any surcharge, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by the ABL Agent to be paid prior to the Discharge of ABL Priority Obligations (it being understood that no such carve-out amounts shall be construed as giving rise to Indebtedness under any ABL DIP Financing for purposes of the ABL Cap or otherwise), in each case, on the same terms as the Liens of the Note Secured Parties in the ABL Priority Collateral are subordinated to the Liens in the ABL Priority Collateral granted with respect to such ABL Obligations (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(i)any Lien on Note Priority Collateral to secure such ABL DIP Financing is subordinate to all Liens on the Note Priority Collateral securing the Note Obligations,

(ii)the ABL Secured Parties agree to raise no objection to or oppose a motion (or support any Person in objecting or opposing) by the Note Agent in accordance with Section 6.3(c) hereof seeking adequate protection in respect of the ABL Priority Collateral in the form of adequate protection Liens and claims and administrative priority claims that are subordinate only to the Liens and claims of the ABL Secured Parties and “carve-outs” as described in Section 6.1(a) above,

(iii)without the consent of the Note Agent, (i) the aggregate principal amount of the ABL DIP Financing (assuming full drawing of the commitments thereunder), plus (ii) the aggregate outstanding principal amount of the loans outstanding under the ABL Documents not refinanced with the ABL DIP Financing (assuming full drawing of the commitments thereunder), plus (iii) the undrawn amount of all issued and outstanding letters of credit under the ABL Credit Agreement, plus (iv) the unreimbursed amount of all draws under letters of credit issued and not reimbursed under the ABL Credit Agreement, does not exceed the ABL Cap,

(iv)the ABL DIP Financing does not compel any Grantor to seek confirmation of a specific Plan; provided, however, an ABL DIP Financing may contain a provision that requires payment in full of the ABL DIP Financing in connection with any plan of reorganization,

(v)the ABL DIP Financing does not expressly require the liquidation of all or substantially all of the Collateral prior to a default under the ABL DIP Financing,

(vi)this Section 6.1 shall not prevent any of the Note Secured Parties from (i) objecting to any provision in any ABL DIP Financing that contravenes the terms of this Agreement or (ii) proposing a Note DIP Financing as provided for in Section 6.1(b) below, and

(vii)the ABL Secured Parties agree to raise no objection or oppose a motion by (or support any Person in objecting or opposing) any of the Note Secured Parties seeking a replacement lien (a “Replacement Lien”) on post-petition assets so long as such motion is consistent with Section 6.3(c) hereof.

(b)If any Grantor becomes subject to any Insolvency Proceeding, from (i) the date hereof until the date upon which the Discharge of Note Priority Obligations has occurred and (ii) the date upon which the Discharge of ABL Priority Obligations shall have occurred until the date upon which the Payment in Full of Note Obligations shall have occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that each ABL Secured Party will (x) raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Note Priority Collateral constituting cash collateral under Section 363(a) of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Laws (“Note Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Laws (which may include a “roll-up” or “roll-over” of all or any of the Note Obligations), whether provided by any Note Secured Party or other Person, but in each case to the extent approved for such purpose by the Note Agent (a “Note DIP Financing”), (y) will not request or accept adequate protection or any other relief in connection with the use of such Note Cash Collateral or such Note DIP Financing except as set forth in Section 6.3, and (z) will subordinate (and will be deemed hereunder to have subordinated) the Liens of the ABL Agent or any other ABL Secured Parties on the Note Priority Collateral (but not the ABL Priority Collateral) to (I) the Liens on the Note Priority Collateral pursuant to such Note DIP Financing (to the extent the Liens securing the Note DIP Financing are pari passu or senior in priority to the Note Obligations), (II) any adequate protection provided to the Note Secured Parties and (III) any surcharge, professional fee and U.S. trustee or clerk of the court fee “carve-outs”, in each case, consented to in writing by the Note Agent to be paid prior to the Discharge of Note Priority Obligations (it being understood that no such carve-out amounts shall be construed as giving rise to Indebtedness under any Note DIP Financing for purposes of the Note Cap or otherwise), in each case, on the same terms as the Liens of the ABL Secured Parties in the Note Priority Collateral are subordinated to the Liens in the Note Priority Collateral granted with respect to such Note Obligations (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(i)any Lien on ABL Priority Collateral to secure such Note DIP Financing is subordinate to all Liens on the ABL Priority Collateral securing the ABL Obligations,

(ii)the Note Secured Parties agree to raise no objection to or oppose a motion (or support any Person in objecting or opposing) by the ABL Agent in accordance with Section 6.3(c) hereof seeking adequate protection in respect of the Note Priority Collateral in the form of adequate protection Liens and claims and administrative priority claims that are subordinate only to the Liens and claims of the Note Secured Parties and any “carve outs” as provided in Section 6.1(b) above,

(iii)without the consent of the ABL Agent, the aggregate principal amount of the Note DIP Financing (assuming full drawing of the commitments thereunder) plus the aggregate outstanding principal amount under the Note Documents not refinanced with the Note DIP Financing (assuming full drawing of the commitments thereunder) will not exceed the Note Cap,

(iv)the Note DIP Financing does not compel any Grantor to seek confirmation of a specific Plan, provided, however, a Note DIP Financing may contain a provision that requires payment in full of the Note DIP Financing in connection with any plan of reorganization,

(v)the Note DIP Financing does not expressly require the liquidation of all or substantially all of the Collateral prior to a default under the Note DIP Financing,

(vi)this Section 6.1 shall not prevent any of the ABL Secured Parties from (i) objecting to any provision in any Note DIP Financing that contravenes the terms of this Agreement or (ii) proposing an ABL DIP Financing as provided for above, and

(vii)the Note Secured Parties will raise no objection to or oppose a motion by (or support any Person in objecting or opposing) any of the ABL Secured Parties seeking a Replacement Lien on post-petition assets so long as such motion is consistent with Section 6.3(c) hereof.

(c)All Liens granted to the ABL Agent or the Note Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(d)No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of ABL Cash Collateral or ABL DIP Financing secured by Liens on the Note Priority Collateral equal or senior in priority to the Liens on the Note Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of the Note Agent, without the prior written consent of the Note Agent.  No Note Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of Note Cash Collateral or Note DIP Financing secured by Liens on the ABL Priority Collateral equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) of the ABL Agent, without the prior written consent of the ABL Agent.  For purposes hereof, all references to Collateral shall include any assets or property of Grantors arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

Section 6.2Relief From Stay.

(a)From (i) the date hereof until the date upon which the Discharge of ABL Priority Obligations shall have occurred and (ii) the date upon which the Discharge of Note Priority Obligations shall have occurred until the Payment in Full of ABL Obligations, the Note Agent, on behalf of itself and the Note Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent; provided, however, that in the event that any or all of the ABL Agent and the other ABL Secured Parties are seeking or have obtained relief from the automatic stay with respect to any ABL Priority Collateral, the Note Agent may join the ABL Agent in seeking corresponding relief from the automatic stay with respect to such ABL Priority Collateral and, upon obtaining such relief, may join the ABL Agent in any foreclosure or other enforcement action commenced by any of the ABL Secured Parties against any ABL Priority Collateral to the extent permitted by Section 2.3(e) hereof; any actions of the Note Agent under this sentence being subject to the Note Agent’s and the Note Secured Parties’ agreement not to hinder, delay or interfere with the efforts by the ABL Agent and/or the other ABL Secured Parties either to obtain relief from the automatic stay with respect to such ABL Priority Collateral or to exercise any rights or remedies against such ABL Priority Collateral.

(b)From (i) the date hereof until the date upon which the Discharge of Note Priority Obligations shall have occurred and (ii) the date upon which the Discharge of ABL Priority Obligations shall have occurred until the Payment in Full of Note Obligations, the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Note Priority Collateral without the Note Agent’s express written consent; provided, however, that in the event that any or all of the Note Agent and the other Note Secured Parties are seeking or have obtained relief from the automatic stay with respect to any Note Priority Collateral, the ABL Agent may join the Note Agent in seeking corresponding relief from the automatic stay with respect to such Note Priority Collateral and, upon obtaining such relief, may join the Note Agent in any foreclosure or other enforcement action commenced by any of the Note Secured Parties against any Note Priority Collateral to the extent permitted by Section 2.3(e) hereof; any actions of the ABL Agent under this sentence being subject to the ABL Agent’s and the ABL Secured Parties’ agreement not to hinder, delay or interfere with the efforts by the Note Agent and/or the other Note Secured Parties either to obtain relief from the automatic stay with respect to such Note Priority Collateral or to exercise any rights or remedies against such Note Priority Collateral.

Section 6.3No Contest; Adequate Protection.

(a)The Note Agent, on behalf of itself and the Note Secured Parties, agrees that (I) prior to the Discharge of ABL Priority Obligations or (II) after the Discharge of Note Priority Obligations but prior to the Payment in Full of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the ABL Priority Collateral to the extent not inconsistent with the terms of this Agreement, (ii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the ABL Priority Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), to the extent not inconsistent with the other terms of this Agreement so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement or (iii) the payment of interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided, however, for the avoidance of doubt, that the ABL Secured Parties may receive adequate protection payments, or payments of interest, fees, expenses or other amounts solely from Proceeds of ABL Priority Collateral or ABL DIP Financing.  The Note Agent, on behalf of itself and the Note Secured Parties, further agrees that, (x) prior to the Discharge of ABL Priority Obligations or (y) after the Discharge of Note Priority Obligations but prior to the Payment in Full of ABL Obligations, none of them shall assert or enforce any claim against any ABL Priority Collateral under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens of the ABL Agent with respect to such ABL Priority Collateral for costs or expenses of preserving or disposing of any ABL Priority Collateral.

(b)The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, (I) prior to the Discharge of Note Priority Obligations or (II) after the Discharge of ABL Priority Obligations but prior to the Payment in Full of Note Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Note Agent or any Note Secured Party for adequate protection of its interest in the Note Priority Collateral to the extent not inconsistent with the terms of this Agreement, (ii) any objection by the Note Agent or any Note Secured Party to any motion, relief, action or proceeding based on a claim by the Note Agent or any Note Secured Party that its interests in the Note Priority Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), to the extent not inconsistent with the other terms of this Agreement, so long as any Liens granted to the Note Agent as adequate protection of its interests are subject to this Agreement or (iii) the payment of interest, fees, expenses or other amounts to the Note Agent or any other Note Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided, however, for the avoidance of doubt, that the Note Secured Parties may receive adequate protection payments, or payments of interest, fees, expenses or other amounts solely from Proceeds of Note Priority Collateral or Note DIP Financing.  The ABL Agent, on behalf of itself and the other ABL Secured Parties, further agrees that, (x) prior to the Discharge of Note Priority Obligations or (y) after the Discharge of ABL Priority Obligations but prior to the Payment in Full of Note Obligations, none of them shall assert or enforce any claim against any Note Priority Collateral under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens of the Note Agent with respect to such Note Priority Collateral for costs or expenses of preserving or disposing of any Note Priority Collateral.

(c)Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i)if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral and such additional collateral is of the type of assets or property that would constitute ABL Priority Collateral, then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Note Agent, on behalf of itself or any of the Note Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such ABL Priority Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Note Agent on the ABL Priority Collateral;

(ii)if the Note Secured Parties (or any subset thereof) are granted adequate protection in respect of Note Priority Collateral in the form of additional collateral and such additional collateral is of the type of assets or property that would constitute Note Priority Collateral, then the Note Agent, on behalf of itself and the Note Secured Parties, agrees that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Note Secured Parties will not oppose such request) adequate protection with respect to its interests in such Note Priority Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Note Obligations on the same basis as the other Liens of the ABL Agent on the Note Priority Collateral;

(iii)in the event the Note Agent, on behalf of itself or any Note Secured Parties, seeks or requests adequate protection in respect of any Note Obligations and such adequate protection is granted in the form of additional collateral of a type of asset or property that would constitute ABL Priority Collateral, then the Note Agent, on behalf of itself and the Note Secured Parties, agrees that the ABL Agent may seek or request (and the Note Secured Parties will not oppose such request) a Lien on such additional collateral as security for the ABL Obligations and for any use of ABL Cash Collateral or ABL DIP Financing and that any Lien on such additional collateral securing the applicable Note Obligations shall be subordinated to the Lien on such collateral securing the ABL Obligations and any such use of ABL Cash Collateral or ABL DIP Financing (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Priority Collateral securing such Note Obligations are so subordinated to the Liens on ABL Priority Collateral securing the ABL Obligations under this Agreement;

(iv)in the event the ABL Agent, on behalf of itself or any ABL Secured Parties, seeks or requests adequate protection in respect of any ABL Obligations and such adequate protection is granted in the form of additional collateral of a type of asset or property that would constitute Note Priority Collateral, then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Note Agent may seek or request (and the ABL Secured Parties will not oppose such request) a Lien on such additional collateral as security for the Note Obligations and for any use of Note Cash Collateral or Note DIP Financing and that any Lien on such additional collateral securing the applicable ABL Obligations shall be subordinated to the Lien on such collateral securing the Note Obligations and any such use of Note Cash Collateral or Note DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Note Secured Parties as adequate protection on the same basis as the other Liens on Note Priority Collateral securing the ABL Obligations are so subordinated to the Liens on Note Priority Collateral securing the Note Obligations under this Agreement; and

(v)the Note Agent, on behalf of itself and the Note Secured Parties, and the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that any or all of the ABL Agent and the ABL Secured Parties, or any or all of the Note Agent and the Note Secured Parties, as the case may be, may request and obtain (and the Note Secured Parties or ABL Secured Parties, as the case may be, will not oppose such request) administrative expense claims or superpriority administrative expense claims as adequate protection, or pursuant to Section 507(b) of the Bankruptcy Code or otherwise, and all such administrative expense claims or superpriority administrative expense claims granted to the Note Agent and Note Secured Parties, on the one hand, and the ABL Agent and ABL Secured Parties, on the other hand, with respect to their Note Obligations or ABL Obligations, as the case may be, shall be pari passu based on the aggregate outstanding amounts of such administrative expense claims and superpriority administrative expense claims held by the Note Agent, the Note Secured Parties, the ABL Agent and the ABL Secured Parties, respectively; provided, however, that (A) such Section 507(b) claims in favor of the ABL Secured Parties arising from diminution in value of the Note Priority Collateral (1) shall be junior in priority to Section 507(b) claims in favor of the Note Secured Parties arising from diminution in value of the Note Priority Collateral and (2) shall be pari passu with such

Section 507(b) claims in favor of the Note Secured Parties arising from diminution in value of the ABL Priority Collateral; and (B) such 507(b) claims in favor of the Note Secured Parties arising from diminution in value of the ABL Priority Collateral (1) shall be junior in priority to Section 507(b) claims in favor of the ABL Secured Parties arising from diminution in value of the ABL Priority Collateral and (2) shall be pari passu with such Section 507(b) claims in favor of the ABL Secured Parties arising from diminution in value of the Note Priority Collateral.  In addition, all administrative expense claims or superpriority administrative expense claims granted to any or all of the Note Agent, the Note Secured Parties, the ABL Agent and the ABL Secured Parties with respect to any Note Obligations or ABL Obligations shall be junior to any claims relating to any ABL DIP Financing or any Note DIP Financing.

Except as otherwise expressly set forth in this Section 6.3 or in connection with the exercise of remedies with respect to (A) the ABL Priority Collateral, nothing herein shall limit the rights of the Note Agent or the Note Secured Parties to seek adequate protection with respect to their rights in the Note Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) the Note Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties to seek adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.4Asset Sales.

(a)Until the Discharge of ABL Priority Obligations has occurred or after the Discharge of Note Priority Obligations but prior to the Payment in Full of ABL Obligations, the Note Agent, for itself and the Note Secured Parties, agrees that in the event of any Insolvency Proceeding, the Note Secured Parties will not object to or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code, (i) a motion to sell or otherwise dispose of any ABL Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid of all or any portion of the claims of the ABL Secured Parties under Section 363(k) or 1129 of the Bankruptcy Code or any comparable provision under any other Debtor Relief Laws, in each case, if the ABL Agent has consented to such sale or Disposition of such ABL Priority Collateral; provided that (x) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the Proceeds of the ABL Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement, or such Proceeds are applied among the ABL Obligations and the Note Obligations in accordance with Section 4.1; and (y) such motion to sell or otherwise dispose of any ABL Priority Collateral does not impair the rights of the Note Secured Parties under Section 363(k) or 1129 of the Bankruptcy Code or any comparable provision under any other Debtor Relief Law (except that the Note Secured Parties will be permitted to “credit bid” their claims (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if (1) any such credit bid submitted on account of Note Priority Obligations results in the Discharge of ABL Priority Obligations and (2) any such credit bid submitted on account of Note Excess Obligations results in the Payment in Full of ABL Obligations.  The Note Agent for itself and the Note Secured Parties further agrees that it will not object to or oppose, or support any party in opposing, the right of the ABL Secured Parties to credit bid under Section 363(k) or 1129 of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the ABL Priority Collateral, subject to the provision of the immediately preceding sentence; provided that the Note Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with a single sale of both Note Priority Collateral and ABL Priority Collateral.

(b)Until the Discharge of Note Priority Obligations has occurred or after the Discharge of ABL Priority Obligations but prior to the Payment in Full of Note Obligations, the ABL Agent, for itself and the ABL Secured Parties, agrees that in the event of any Insolvency Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code, (i) a motion to sell or otherwise dispose of any Note Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any similar provisions under any other applicable Debtor Relief Laws, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such Disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid of all or any portion of the claims of the Note Secured Parties under Section 363(k) or 1129 of the Bankruptcy Code or any comparable provision under any other Debtor Relief Law, in each case, if the Note Agent has consented to such sale or Disposition of such Note Priority Collateral; provided that (x) the terms of any proposed order approving such transaction provide for the parties’ respective Liens to attach to the Proceeds of the Note Priority Collateral that is the subject of such sale or Disposition, subject to the Lien Priorities in Section 2.1 and the other terms and conditions of this Agreement, or such Proceeds are applied among the ABL Obligations and the Note Obligations in accordance with Section 4.1; and (y) such motion to sell or otherwise dispose of any Note Priority Collateral does not impair the rights of the ABL Secured Parties under Section 363(k) or 1129 of the Bankruptcy Code or any comparable provision under any other Debtor Relief Law (except that the ABL Secured Parties will be permitted to “credit bid” their claims (including under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of other applicable Debtor Relief Laws) in such sale only if (1) any such credit bid submitted on account of ABL Priority Obligations results in the Discharge of Note Priority Obligations and (2) any such credit bid submitted on account of ABL Excess Obligations results in the Payment in Full of Note Obligations.  The ABL Agent for itself and the ABL Secured Parties, further agrees that it will not object to or oppose, or support any party in opposing, the right of the Note Secured Parties to credit bid under Section 363(k) or 1129 of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws) with respect to the Note Priority Collateral, subject to the provision of the immediately preceding sentence; provided that the ABL Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with a single sale of both ABL Priority Collateral and Note Priority Collateral.

(c)Notwithstanding anything to the contrary in this Agreement, in the event that Proceeds of Collateral are received as a result of any collection, sale, foreclosure or other realization upon, or any other enforcement action includes, both ABL Priority Collateral and Note Priority Collateral, the ABL Agent and the Note Agent shall use commercially reasonable efforts in good faith to allocate such Proceeds to the ABL Priority Collateral and Note Priority Collateral.

Section 6.5Separate Grants of Security and Separate Classification.  Each Note Secured Party, the Note Agent, each ABL Secured Party and the ABL Agent acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Note Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Note Obligations and the ABL Obligations are fundamentally different and must be separately classified in any Plan proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and/or the Note Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Note Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Note Obligation claims against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Note Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties and/or the Note Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that are available from each pool of Priority Collateral for each of the ABL Secured Parties and/or the Note Secured Parties (in each case whether all or any portion of such post-petition interest and/or fees, costs and expenses are allowed or allowable in any Insolvency Proceeding), respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code.  The Note Agent, for itself and the Note Secured Parties, waives any claim any Note Secured Party may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Laws.  The ABL Agent, for itself and the ABL Secured Parties, waives any claim any ABL Secured Party may hereafter have against any Note Secured Party arising out of the election by any Note Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Debtor Relief Laws.

Section 6.7Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a Plan, on account of both the ABL Obligations and the Note Obligations then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Note Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such Plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.8Applicability.  This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under any Debtor Relief Laws and all converted or subsequent cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession.  The relative rights of the ABL Secured Parties and the Note Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under any Debtor Relief Laws and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of ABL Cash Collateral or Note Cash Collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not inconsistent with this Agreement.  This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 6.9Other Bankruptcy Laws.  In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Debtor Relief Laws other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Debtor Relief Laws applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of such Debtor Relief Laws, such other general Debtor Relief Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 6.10ABL Obligations Unconditional.  All rights of the ABL Agent hereunder, and all agreements and obligations of the Note Agent and the Grantors (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any ABL Document;

(b)any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(c)any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee thereof; or

(d)any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Obligations, or of the Note Agent or any Grantor, to the extent applicable, in respect of this Agreement.

Section 6.11Note Obligations Unconditional.  All rights of the Note Agent hereunder, all agreements and obligations of the ABL Agent and the Grantors (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Note Document;

(b)any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Note Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Note Document;

(c)any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Note Obligations or any guarantee thereof; or

(d)any other circumstances that otherwise might constitute a defense available to, or a discharge of any Grantor in respect of the Note Obligations, or of any of the ABL Agent or any Grantor, to the extent applicable, in respect of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1Rights of Subrogation.

(a)The Note Agent, on behalf of itself and the Note Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Note Agent or any Note Secured Party to exercise any rights of subrogation in respect thereof except during the period (i) commencing upon the Discharge of ABL Priority Obligations and terminating upon the Discharge of Note Priority Obligations and (ii) commencing upon Payment in Full of ABL Obligations.  Following the Discharge of ABL Priority Obligations or Payment in Full of ABL Obligations, as applicable, the ABL Agent agrees to execute such documents, agreements, and instruments as the Note Agent or any Note Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent or the ABL Control Agent are paid by such Person upon request for payment thereof; provided that upon the Discharge of Note Priority Obligations or Payment in Full of Note Obligations, as applicable, the Note Agent agrees to execute such documents, agreements, and instruments as the ABL Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to evidence the termination of such transfer.

(b)The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that no payment to the Note Agent or any Note Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof except during the period (i) commencing upon the Discharge of Note Priority Obligations and terminating upon the Discharge of ABL Priority Obligations and (ii) commencing upon Payment in Full of Note Obligations, as applicable.  Following the Discharge of Note Priority Obligations or Payment in Full of Note Obligations, as applicable, the Note Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Note Obligations resulting from payments to the Note Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Note Agent or the Note Control Agent are paid by such Person upon request for payment thereof; provided that upon the Discharge of ABL Priority Obligations or Payment in Full of ABL Obligations, as applicable, the ABL Agent agrees to execute such documents, agreements, and instruments as the Note Agent may reasonably request (at the expense of the Borrowers in accordance with the ABL Credit Agreement and the Indenture) to evidence the termination of such transfer.

Section 7.2Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3Representations.  Each of the Note Agent and the Note Control Agent represents and warrants to the ABL Agent and the ABL Control Agent that it has the requisite power and authority under the Note Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Note Secured Parties and that this Agreement shall be binding obligations of the Note Agent, the Note Control Agent and the Note Secured Parties, enforceable against the Note Agent, the Note Control Agent and the Note Secured Parties in accordance with its terms.  Each of the ABL Agent and the ABL Control Agent represents and warrants to the Note Agent and the Note Control Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent, the ABL Control Agent and the ABL Secured Parties, enforceable against the ABL Agent, the ABL Control Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Note Agent, the Note Control Agent, the ABL Agent and the ABL Control Agent and if such amendment or waiver would directly and adversely affect a Grantor, such Grantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.

Section 7.5Addresses for Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to each of the parties.

ABL Agent ABL Control Agent:	Wells Fargo Bank, National Association 14241 Dallas Parkway, 9th Floor Dallas, Texas 75254-2936 Attn: Portfolio Manager – ICD Facsimile: 866-598-5212
with a copy to:	Otterbourg P.C. 230 Park Avenue, 30th Floor New York, New York 10169 Attn: Thomas P. Duignan, Esq. Facsimile: (212) 682-6104
Note Agent or Note Control Agent:

U.S. Bank Trust Company, National Association

Global Corporate Trust

8 Greenway Plaza, Suite 1100

Houston, TX 77046

Attention: A. Hoyos (Independence Contract Drilling, Inc.)

Telephone: (713) 212-7576

Email: Alejandro.Hoyos@usbank.com

with a copy to (which shall not constitute notice):	Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103 Attention: N. Plotkin (Independence Contract Drilling, Inc.) Email: NPlotkin@goodwin.com

Section 7.6No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7Continuing Agreement, Transfer of Secured Obligations.  (a) This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Payment in Full of ABL Obligations and the Payment in Full of Note Obligations shall have occurred, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

(b)All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  Without limiting the generality of the foregoing clause (a) (iii) above, the ABL Agent, the ABL Control Agent, any ABL Secured Party, the Note Agent, the Note Control Agent or any Note Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Note Obligations, as applicable, to any other Person (other than any Grantor and any Subsidiary of any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the ABL Control Agent, the Note Agent, the Note Control Agent, any ABL Secured Party, or any Note Secured Party, as the case may be, herein or otherwise.  Subject to Section 5.2, the ABL Secured Parties and the Note Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8Governing Law; Entire Agreement.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any other law; provided that all of the parties hereto shall retain all rights arising under federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof.  Each counterpart will be deemed to be an original, and all together shall constitute one and the same document.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10No Third Party Beneficiaries.  This Agreement is solely for the benefit of the ABL Agent, ABL Control Agent, the ABL Secured Parties, the Note Agent, the Note Control Agent and the Note Secured Parties.  No other Person (including any Grantor, any Affiliate of any Grantor, or any Subsidiary of any Grantor) shall be deemed to be a third party beneficiary of this Agreement, except (i) for the limited purpose of the acknowledgment in Section 7.19 and (ii) as expressly provided in Section 7.4.

Section 7.11Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13[Reserved].

Section 7.14VENUE; JURY TRIAL WAIVER.

(a)EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION 7.14(a).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.15Intercreditor Agreement.  This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and the “Intercreditor Agreement” referred to in the Indenture.  Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Note Secured Party or (ii) any Note Secured Party to the obligations due to any ABL Secured Party, it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16No Warranties or Liability.  The Note Agent, the Note Control Agent, the ABL Agent and the ABL Control Agent acknowledge and agree that each has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Note Document.  Except as otherwise provided in this Agreement, the Note Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Note Document, the provisions of this Agreement shall govern.

Section 7.18Information Concerning Financial Condition of the Grantors.  Each of the Note Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Note Obligations; provided that nothing in this Section 7.18 shall impose any obligation on each of the Note Agent and the ABL Agent to keep itself informed of the financial condition or the risk of nonpayment beyond that which may be required by the Indenture or the ABL Credit Agreement, as applicable.  Each of the Note Agent and the ABL Agent hereby agrees that no Party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances.  In the event any of the Note Agent, the Note Control Agent, the ABL Agent or the ABL Control Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other Party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information and (d) the Grantors agree to release the disclosing Party from any liability under any existing confidentiality agreements with any Grantor with respect to the provision of such information to the receiving Party.

Section 7.19Acknowledgment.  The Note Agent and the ABL Agent acknowledge and agree that (i) as between the ABL Secured Parties and the Grantors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Note Secured Parties and the Grantors, the Note Documents remain in full force and effect as written and are in no way modified hereby.

Section 7.20Agent Capacities.  Except as expressly set forth herein, the ABL Agent and the Note Agent shall not have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable ABL Documents or Note Documents, as the case may be.  To the extent that it does not supersede or contradict any of the terms set forth in this Agreement, it is understood and agreed that (i) Wells Fargo is entering into this Agreement in its capacity as administrative agent and collateral agent under the ABL Credit Agreement, and the provisions of the ABL Credit Agreement applicable to Wells Fargo as administrative agent and collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to Wells Fargo as the ABL Agent hereunder, and (ii) U.S. Bank is entering into this Agreement in its capacity as collateral agent under the Indenture and the provisions of the Indenture applicable to U.S. Bank as collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to U.S. Bank as Note Agent and Note Control Agent hereunder.

Section 7.21No Liability for Lender Action or Inaction.  Notwithstanding anything to the contrary herein, no Agent shall be liable for any action or inaction by any other Secured Party in connection with such other Secured Party’s failure to comply with its obligations under this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the ABL Agent and the ABL Control Agent; for and on behalf of itself and the ABL Secured Parties, and each of the Note Agent and the Note Control Agent, for and on behalf of itself and the Note Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as ABL Agent and ABL Control Agent

By:	/s/ Seth Setterberg
	Name:	Seth Setterberg
	Title:	Authorized Signatory

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as Note Agent and Note Control Agent

By:	/s/ Brian T. Jensen
	Name:	Brian T. Jensen
	Title:	Vice President

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Each Grantor hereby acknowledges that it has received a copy of this Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Control Agent, the ABL Secured Parties, the Note Agent, the Note Control Agent, and the Note Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Intercreditor Agreement.  Each Grantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the Grantors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Note Secured Parties and the Grantors, the Note Documents remain in full force and effect as written and are in no way modified hereby.

[SIGNATURE PAGES FOLLOW]

GRANTORS:

INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation

By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SIDEWINDER DRILLING LLC, a Delaware limited liability company

By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	President and Secretary